UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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NORTHWEST BANCSHARES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 11, 2011

Dear Stockholder:

We cordially invite you to attend the 2011 Annual Meeting of Stockholders of Northwest Bancshares, Inc., the parent company of Northwest Savings Bank.  The Annual Meeting will be held at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m. (Pennsylvania time) on April 20, 2011.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted.  During the Annual Meeting we will also report on the operations of Northwest Bancshares, Inc.  Our directors and officers, as well as a representative of our independent registered public accounting firm, will be present to respond to any questions that stockholders may have.

The business to be conducted at the Annual Meeting includes the election of three directors, the ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2011, the consideration of an advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement, the consideration of an advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation and the approval of the Northwest Bancshares, Inc. 2011 Equity Incentive Plan.

Our Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interests of Northwest Bancshares, Inc. and its stockholders.  For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered and that stockholders mark the “1 YEAR” option with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

Also enclosed for your review is our Annual Report on Form 10-K for the year ended December 31, 2010, which contains detailed information concerning our activities and operating performance.  On behalf of the Board of Directors, please take a moment now to cast your vote via the Internet or by telephone as described on the enclosed proxy card, or alternatively, complete, sign, date and return the proxy card in the postage-paid envelope provided.  Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.

Sincerely,
William J. Wagner
Chairman of the Board,
President and Chief Executive Officer

NORTHWEST BANCSHARES, INC.
100 Liberty Street
Warren, Pennsylvania  16365-2353
(814) 726-2140

NOTICE OF
2011 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 20, 2011

Notice is hereby given that the 2011 Annual Meeting of Stockholders of Northwest Bancshares, Inc. will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on April 20, 2011 at 11:00 a.m., Pennsylvania time.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of three directors;
2.	The ratification of the appointment of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2011;
3.	An advisory, non-binding resolution to approve the executive compensation described in the Proxy Statement;
4.	An advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation;
5.	The approval of the Northwest Bancshares, Inc. 2011 Equity Incentive Plan; and

such other matters as may properly come before the Meeting, or any adjournments thereof.  The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned.  Stockholders of record at the close of business on February 28, 2011, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

EVEN IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE YOUR SHARES USING THE INTERNET OR TELEPHONE VOTING OPTIONS EXPLAINED ON YOUR PROXY CARD OR BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  ANY PROXY THAT YOU GIVE MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.  YOU MAY REVOKE A PROXY BY FILING WITH THE SECRETARY OF NORTHWEST BANCSHARES, INC. A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE.  IF YOU ATTEND THE MEETING YOU MAY REVOKE YOUR PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING.  HOWEVER, IF YOUR SHARES ARE NOT REGISTERED IN YOUR NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

By Order of the Board of Directors

Gregory C. LaRocca
Executive Vice President and Corporate Secretary

Warren, Pennsylvania
March 11, 2011

A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

Proxy Statement

NORTHWEST BANCSHARES, INC.
100 Liberty Street
Warren, Pennsylvania  16365-2353
(814) 726-2140

2011 ANNUAL MEETING OF STOCKHOLDERS
April 20, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northwest Bancshares, Inc. to be used at the 2011 Annual Meeting of Stockholders of Northwest Bancshares, Inc., which will be held at The Struthers Library Theatre, 302 W. Third Avenue, Warren, Pennsylvania, on April 20, 2011, at 11:00 a.m., Pennsylvania time, and all adjournments of the annual meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about March 21, 2011.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on February 28, 2011 are entitled to one vote for each share then held. As of February 28, 2011, there were 109,154,655 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the election of directors, the Proxy Card being provided by the Board of Directors enables a stockholder to vote FOR ALL NOMINEES proposed by the Board, to WITHHOLD AUTHORITY FOR ALL NOMINEES or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the ratification of KPMG LLP as our independent registered public accounting firm, by checking the appropriate box, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this matter.

As to the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote FOR the resolution; (ii) vote “AGAINST” the resolution; or (iii) ABSTAIN from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Northwest Bancshares, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northwest Bancshares, Inc. or the Board of Directors.

As to the advisory, non-binding proposal with respect to the frequency that stockholders will vote on our executive compensation, a stockholder may select that stockholders: (i) consider the proposal every 1 YEAR; (ii) consider the proposal every 2 YEARS; (iii) consider the proposal every 3 YEARS; or (iv) ABSTAIN from voting on the proposal. Generally, approval of any matter presented to stockholders requires the affirmative vote of a majority of the votes cast. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by Northwest Bancshares, Inc.’s stockholders. Even though this vote will neither be binding on Northwest Bancshares, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northwest Bancshares, Inc. or the Board of Directors, the Board of Directors will take into account the outcome of this vote in making a determination on the frequency that advisory votes on executive compensation will be included in our proxy statements.

As to the approval of the Northwest Bancshares, Inc. 2011 Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such matter. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this matter.

As provided in Section D of Article 5 of our Articles of Incorporation, record holders who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of this 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Northwest Bancshares, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person and whether a person is an affiliate of or has an arrangement or agreement with another person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Northwest Bancshares, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

If you have selected a broker, bank, or other intermediary to hold your common stock rather than having them directly registered with our transfer agent, American Stock Transfer & Trust Company, you will receive instructions directly from your broker, bank, or other intermediary in order to vote your shares. Your brokerage firm may also provide the ability to vote your proxy by telephone or online. Please be advised that if you choose to not vote your proxy, your brokerage firm has the authority under applicable stock market rules to vote your shares “FOR” or “AGAINST” routine matters. The ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter. Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

Persons and groups who beneficially own in excess of 5% of our shares of common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of February 28, 2011, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

	Amount of Shares
	Owned and Nature	Percent of Shares
Name and Address of	of Beneficial	of Common Stock
Beneficial Owners	Ownership (1)	Outstanding

Capital World Investors (2)	8,187,500	7.4%
333 South Hope Street
Los Angeles, CA 90071

Wellington Management Company, LLP (3)	6,621,257	6.0%
280 Congress Street
Boston, MA 02210

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	As disclosed in Amendment 1 to Schedule 13G, as filed with the Securities and Exchange Commission on February 14, 2011.
(3)
As disclosed in a Schedule 13G, as filed with the Securities and Exchange Commission on February 14, 2011.  Wellington Management Company, LLP (“Wellington Management”), in its capacity as an investment adviser, may be deemed to have beneficial ownership of 6,621,257 shares of common stock that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than 5% of the class of shares. Wellington Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by Internet or telephone as described on your Proxy Card. You may also vote by signing and returning your Proxy Card to Northwest Bancshares, Inc. Proxies we receive that are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this Proxy Statement for consideration at the annual meeting and for the “1 YEAR” option with respect to the advisory proposal on the frequency of the stockholders’ vote on executive compensation.

Proxies may be revoked by sending written notice of revocation to the Secretary of Northwest Bancshares, Inc., Gregory C. LaRocca, at the address shown above, or by returning a duly executed proxy bearing a later date by mail, or voting on a later date by Internet or telephone, as described on your Proxy Card. The presence at the annual meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary prior to the voting of such proxy.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten members. Our bylaws provide that directors are divided into three classes, as nearly equal in number as reasonably possible, such that approximately one-third of the directors are to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the annual meeting and will serve until their successors have been elected and qualified. The Nominating Committee has nominated William J. Wagner, A. Paul King and Sonia M. Probst to serve as directors for three-year terms. Messrs. Wagner and King are currently members of the Board of Directors. Ms. Probst has served on the Board of Directors of Northwest Savings Bank since May 2010, and was recommended to the Nominating Committee for consideration by our President and Chief Executive Officer.

The table below sets forth certain information regarding the composition of our Board of Directors as of February 28, 2011, including the terms of office of Board members. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to a nominee) will be voted at the annual meeting for the election of the nominees identified below. If one or more nominees is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute or substitutes as the Nominating Committee may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

Name (1)	Age	Positions Held in Northwest Bancshares, Inc.	Director Since (2)	Current Term to Expire	Shares of Common Stock Beneficially Owned (3)		Percent of Class

NOMINEES

William J. Wagner	57	Chairman of the Board, President and Chief Executive Officer	1994	2011	636,976	(4)	*
A. Paul King	67	Director	2001	2011	101,739	(5)	*
Sonia M. Probst	52	None	N/A	N/A	1,674

DIRECTORS CONTINUING IN OFFICE

Richard L. Carr	69	Director	1982	2012	131,156	(6)	*
John M. Bauer	69	Director	1999	2012	90,723	(7)	*
Philip M. Tredway	62	Director	2007	2012	22,184	(8)	*
Robert G. Ferrier	71	Director	1980	2013	86,996	(9)	*
Richard E. McDowell	67	Director	1972	2013	196,533	(10)	*
Joseph F. Long	69	Director	2001	2013	126,203	(11)	*
John P. Meegan	52	Director	2010	2013	19,608	(12)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Gregory C. LaRocca	60	Executive Vice President and Corporate Secretary	N/A	N/A	338,686	(13)	*
William W. Harvey, Jr.	44	Executive Vice President- Finance and Chief Financial Officer	N/A	N/A	151,866	(14)	*
Steven G. Fisher	54	Executive Vice President-Banking Services	N/A	N/A	245,470	(15)	*
Timothy A. Huber	53	Executive Vice President-Chief Lending Officer	N/A	N/A	349,926	(16)	*
All directors and executive officers as a group (15 persons)					2,527,069	(17)	2.3%

*	Less than 1%.
(1)	The mailing address for each person listed is 100 Liberty Street, Warren, Pennsylvania 16365-2353.
(2)	Reflects initial appointment to the Board of Directors of Northwest Savings Bank for directors elected prior to 1998.
(3)	See definition of “beneficial ownership” in the table in “Voting Securities and Principal Holders Thereof.”
(4)	Includes options to purchase 181,205 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(5)	Includes options to purchase 54,218 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(6)	Includes options to purchase 34,718 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(7)	Includes options to purchase 42,968 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(8)	Includes options to purchase 7,418 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(9)	Includes options to purchase 49,718 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(10)	Includes options to purchase 49,718 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(11)	Includes options to purchase 54,218 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(12)	Includes options to purchase 858 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(13)	Includes options to purchase 75,545 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(14)	Includes options to purchase 91,222 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(15)	Includes options to purchase 70,570 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(16)	Includes options to purchase 73,481 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.
(17)
Includes options to purchase 785,857 shares of common stock, which are exercisable within 60 days of the date as of which beneficial ownership is being determined.  Also includes 111 shares of common stock and 27,218 options held by Director Thomas K. Creal, whose term expires at the annual meeting.

Directors

The biographies of each of the nominees and continuing board members below contains information regarding the person’s business experience and the experiences, qualifications, attributes or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director. The principal occupation during the past five years of each of our directors is set forth below. All directors have held their present positions for five years unless otherwise stated. Each existing director is also a director of Northwest Savings Bank.

William J. Wagner was named President and Chief Executive Officer of Northwest Savings Bank in August 1998, President and Chief Executive Officer of Northwest Bancshares, Inc. in June 2001 and Chairman of the Board of Northwest Savings Bank and Northwest Bancshares, Inc. in July 2003. Mr. Wagner was the Chief Financial Officer of Northwest Savings Bank since 1984 and was named Chief Operating Officer in 1996. Mr. Wagner was appointed Executive Vice President in 1992 and was elected to the Board of Directors in 1994. He serves on the Board of the Warren County Chamber of Business and Industry and the Board of the University of Pittsburgh at Bradford. Mr. Wagner is a certified public accountant and holds a BS degree in accounting from Indiana University of Pennsylvania. Mr. Wagner has deep and extensive knowledge of our market area, accounting matters and banking matters, making him uniquely qualified to be our Chairman of the Board and Chief Executive Officer.

John M. Bauer is co-founder and partner of Contact Technologies, Inc., an electrical component manufacturer in St. Marys, Pennsylvania, where he also served as President from 1989 through 2008. In 2008 he assumed the role of Co-Chairman of the company. Prior to starting his own business, Mr. Bauer served as the Director of Finance for the Stackpole Corporation, where he oversaw the corporate finance and accounting areas. He holds a BBA degree in accounting from St. Bonaventure University. Mr. Bauer’s experience as a business owner provides a unique perspective to the Board of Directors and his professional appointments enhance the Board of Directors’ oversight of financial reporting and disclosure issues. Mr. Bauer is serving a three year term that expires in 2012.

Richard L. Carr served as Superintendent of the Titusville Area School District, Titusville, Pennsylvania from 1986 until his retirement in 1996. As superintendant, he had responsibility for the management of the financial, facilities, staffing and educational operations of the District. Mr. Carr is a Board member and former Chairman of the Titusville Area Medical Center. He holds BS and M.Ed. degrees from McNeese University and a Superintendent’s Certificate from Penn State University. Mr. Carr was appointed Lead Director of Northwest Bancshares, Inc. in 2003. Mr. Carr’s experience overseeing a large corporate entity provides the Board of Directors with an important perspective on financial management, human resources and corporate governance. Mr. Carr is serving a three year term expiring in 2012.

Robert G. Ferrier is President of Ferrier’s True Value Hardware, and President of Drexel Realty, both located in Erie, Pennsylvania. He has been responsible for the management and financial operations of his hardware business, which is a retail, commercial and industrial supplier, for 55 years and also has extensive experience in commercial real estate property management and investments. Mr. Ferrier brings extensive experience in and knowledge of commercial real estate as well as business management. Mr. Ferrier has served as Chairman of the Pennsylvania and Atlantic Seaboard Hardware Association, is an Incorporator and past Chairman of Hamot Medical Center and is a Board Member of the Erie Zoological Society. Mr. Ferrier is serving a three year term expiring in 2013.

Dr. A. Paul King has been President of Oral Surgery of Erie, Erie, Pennsylvania since 1999, and was Vice President from 1974 through 1999. He was previously a Director of The Heritage Trust Company, which was acquired by Northwest Savings Bank in 2000. Dr. King served as President of both the Erie County Dental Association and the Western Pennsylvania Society of Oral Surgeons. He is a U.S. Army Veteran and received his BA degree from Washington and Jefferson College, and his Medical degree from the University of Pittsburgh. Dr. King’s knowledge of the Erie, Pennsylvania business environment provides an important perspective to the Board of Directors.

Joseph F. Long has served as President/Treasurer of the Passavant Hospital Foundation in Pittsburgh, Pennsylvania since January 2000. He is a member of the Finance Committee for the Foundation and Passavant Hospital. He is also a member of the audit Committee of the University of Pittsburgh Medical Center which consists of 20 Hospitals. Mr. Long is a certified public accountant, and retired as a partner of KPMG LLP in January 2000. During Mr. Long’s 36 years at KPMG LLP he held positions including Regional Partner in charge of thrift practice for the third Federal Home Loan Bank District and partner in charge of financial service assurance based consulting services for KPMG LLP’s mid-Atlantic area. He was also a member of the KPMG LLP firm-wide Audit Committee. Mr. Long’s career in public accounting benefits the Board of Directors in its oversight of financial reporting and disclosure issues. He holds a BS degree in Accounting from Duquesne University. Mr. Long is serving a three year term expiring in 2013.

Dr. Richard E. McDowell is President Emeritus of the University of Pittsburgh at Bradford, Bradford, Pennsylvania. He served as President of the University from 1973 until August 2002 and during his tenure he had overall responsibility for the fiscal, academic, funding and facility management of the University’s Bradford Campus. As a member of the University of Pittsburgh’s administration, he served on numerous task forces and committees, and in a variety of University-wide capacities, including the Council of Deans. He is currently an Associate Professor who teaches courses in the departments of biology, management/entrepreneurship, and public relations. Dr. McDowell holds a BS degree from High Point University and MS and PhD. degrees from St. Louis University. Dr. McDowell brings expertise in business management, corporate governance and public relations matters. Dr. McDowell is serving a three year term expiring in 2013.

Sonia M. Probst is the retired Chief Executive Officer of the Rouse Estate in Youngsville Pennsylvania, where she was employed for 28 years. The Rouse is a campus of skilled nursing, assisted living and child day care facilities serving western Pennsylvania. In this highly regulated healthcare environment, she served as Compliance Officer and developed and oversaw the Compliance Program. In addition, she was responsible for: strategic planning; development; revenue growth; compensation and benefit structures; financial and regulatory audits; and investment management of pension, 403(b) and depreciation funds. Ms. Probst earned a BA from Lebanon Valley College and an MSW from West Virginia University. She has served as a Director of Northwest Savings Bank since May 2010. She also serves on the Warren County Chamber of Business and Industry Board of Directors, the Youngsville Revitalization Committee, the Steering Committee for “Leadership Warren County”, and the Warren County Planning and Zoning Commission. Ms. Probst brings to the Board firsthand experience in managing compliance, finance and operations in a diverse, highly regulated, multiple service organization.

Philip M. Tredway has been President and Chief Executive Officer of Erie Molded Plastics, Inc., Erie, Pennsylvania since 1982. His responsibilities include management and financial reporting for the company. He was recently appointed to the Pittsburgh Region Advisory Board of the Federal Reserve Bank of Cleveland. He is also a past Chairman and current Board member of the Manufacturers and Business Association of Erie, PA and currently serves as a Board member and Treasurer of the Erie Community Foundation. He holds both BA and MBA degrees in Finance from Lehigh University. Mr. Tredway has extensive knowledge of financial reporting issues and his term on the Federal Reserve Bank advisory board will provide insight into the banking industry and regulations. Mr. Tredway is serving a three year term expiring in 2012.

John P. Meegan is Executive Vice President and Chief Operating Officer of Hefren-Tillotson, Inc., a Pittsburgh-based investment management firm. Prior to joining Hefren-Tillotson he held various senior level positions with both regional and national brokerage firms. Mr. Meegan previously served as a director of Prestige Bank, which was acquired by Northwest Savings Bank in 2002. He served on Northwest Savings Bank’s Southwest Region Advisory Board since that time, and in October 2009 he was elected to the Northwest Savings Bank Board of Directors. Mr. Meegan is a certified public accountant, and holds a degree in Economics from Amherst College and an MBA from New York University. He also serves as Chairman of the Financial Responsibility and Uniform Practice Committees for FINRA. Mr. Meegan’s extensive knowledge of investment management matters will enhance the oversight of our trust and investment activities, and his work with FINRA will broaden the Board of Directors’ knowledge of the capital markets. Mr. Meegan is serving a three year term expiring in 2013.

Executive Officers who are not Directors

The principal occupation during the past five years of each of our executive officers, other than Mr. Wagner, is set forth below. All executive officers have held their present positions for five years unless otherwise stated.

Gregory C. LaRocca was employed by Northwest Savings Bank beginning in 1992, and currently serves as Executive Vice President and Corporate Secretary for Northwest Savings Bank and Northwest Bancshares, Inc. and as manager of the Investment and Trust Services Group. Mr. LaRocca was previously Chief Executive Officer of American Federal Savings, which was acquired by Northwest Savings Bank in March 1992. He holds BA and MBA degrees from Gannon University.

William W. Harvey, Jr. has been employed by Northwest Savings Bank since 1996 and currently serves as Executive Vice President, Finance and Chief Financial Officer for Northwest Savings Bank and Northwest Bancshares, Inc. Prior to joining Northwest, Mr. Harvey served as a senior auditor and tax specialist for KPMG LLP in Pittsburgh, Pennsylvania. Mr. Harvey is a certified public accountant and holds a BS degree in accounting from the Indiana University of Pennsylvania.

Steven G. Fisher has been employed by Northwest Savings Bank since 1983, most recently as Executive Vice President of the Banking Services Group. He was formerly Senior Vice President of Operations of Northwest Savings Bank. Mr. Fisher holds a BS degree from West Virginia Wesleyan College and is a graduate of the Graduate School of Banking at the University of Wisconsin-Madison.

Timothy A. Huber has been employed by Northwest Savings Bank since 1985, most recently as Executive Vice President and Chief Lending Officer. He was formerly Senior Vice President of the Commercial Lending Division of Northwest Savings Bank. Prior to joining Northwest Mr. Huber was an examiner with the Office of the Comptroller of the Currency. Mr. Huber holds a BA degree from West Virginia Wesleyan College and an MBA from Penn State University.

Board Independence

The Board of Directors has determined that Directors Bauer, Carr, Creal, Ferrier, King, Long, McDowell, Meegan and Tredway are, and Nominee Probst will be, “independent” within the meaning of the Nasdaq corporate governance listing standards. Mr. Wagner is not independent by virtue of being an employee of Northwest Savings Bank. In addition, the Board of Directors has appointed Mr. Carr as Lead Director. In this capacity, Mr. Carr chairs the meetings of the independent directors and other meetings of the Board when the Chairman is excused or absent. Mr. Carr also acts as liaison between the Chairman and the independent directors.

In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, none of which are required to be reported under “—Transactions With Certain Related Persons,” below. Directors Carr and McDowell each have a Northwest Savings Bank credit card. Directors Carr, King and McDowell have a home equity line of credit with Northwest Savings Bank. Director Ferrier has a mortgage loan and an unsecured line of credit with Northwest Savings Bank. Director Bauer has a credit card and a commercial line of credit with Northwest Savings Bank. Additional loans (including mortgage loans, lines of credit, credit cards and automobile loans) have been made to related persons of Directors Carr, Bauer, King, Creal, Ferrier, Long and McDowell.

Board Leadership Structure and Oversight

The Board of Directors currently combines the role of Chairman of the Board with the role of Chief Executive Officer, coupled with a lead director position to further strengthen the governance structure. The Board believes this provides us an efficient and effective leadership model. Combining the Chairman and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy. To assure effective independent oversight, the board has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined lead director role;
•	periodic meetings of the independent directors; and
•	annual performance evaluations of the Chairman and Chief Executive Officer by the independent directors.

The board recognizes that depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate. Accordingly, the board periodically reviews its leadership structure.

A key responsibility of the Chief Executive Officer and the board is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in our company. Each year, succession planning reviews are held at every significant organizational level of our company, culminating in a full review of senior leadership talent by the independent directors. During this review, the Chief Executive Officer and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments. It is a key success factor in managing the long-term planning and investment lead times of our business.

In addition, the Chief Executive Officer maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of his or her responsibilities in the event of an emergency or his or her sudden incapacitation or departure.

The Board of Directors is actively involved in oversight of risks that could affect Northwest Bancshares, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board has designated a Risk Management Committee, consisting of all independent directors, to meet quarterly for the specific purpose of evaluating our exposure to all risks specifically identified in banking regulations: credit, interest rate, strategic/capital, market price, liquidity, operational, business resumption, compliance/legal/regulatory, foreign exchange and reputation. The Risk Management Committee reports are prepared and presented by our Chief Risk Officer. The Board of Directors also satisfies this responsibility through reports by the committee chair of all board committees regarding the committees’ considerations and actions, through review of minutes of committee meetings and through regular reports directly from officers responsible for oversight of particular risks within Northwest Bancshares, Inc. Risks relating to the direct operations of Northwest Savings Bank are further overseen by the Board of Directors of Northwest Savings Bank, which generally consists of the same individuals who serve on the Board of Directors of Northwest Bancshares, Inc. The Board of Directors of Northwest Savings Bank also has additional committees that conduct risk oversight and they typically meet jointly with the committees of Northwest Bancshares, Inc. All committees are responsible for the establishment of policies that guide management and staff in the day-to-day operation of Northwest Bancshares, Inc. and Northwest Savings Bank such as lending, risk management, asset/liability management, investment management and others.

Meetings and Committees of the Board of Directors

The business of Northwest Bancshares, Inc. is conducted at regular and special meetings of the full Board and its standing committees. In addition, our independent directors meet in executive sessions. The standing committees consist of the Executive, Audit, Compensation, Compliance, Nominating, Risk Management, Governance and Trust Committees. Mr. Wagner, our Chairman of the Board and President, is a member of the Executive and Trust Committees. During the year ended December 31, 2010, the Board of Directors of Northwest Bancshares, Inc. met at 12 regular meetings and one special meeting. No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which he has been a director); and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served). The duties and responsibilities of the Compensation, Audit and Nominating Committees are as follows:

Compensation Committee. The Compensation Committee is composed of independent, non-employee directors who are not eligible to participate in management compensation programs. The current members of the Compensation Committee consist of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier, King, Long, McDowell, Meegan and Tredway. The Compensation Committee meets at least quarterly, or more frequently if necessary. Our Governance Committee has adopted a written charter for the Compensation Committee, which is available on our website at http://www.northwestsavingsbank.com. The Compensation Committee of Northwest Bancshares, Inc. met five times during the year ended December 31, 2010. The purpose of the Compensation Committee is to, among other things, evaluate:

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the compensation of the executive officers, other senior officers and employees, including oversight of base salary, cash incentive compensation, equity-based awards and other benefits and perquisites; and

•
the performance of the Chief Executive Officer on an annual basis and approve the base salary, cash incentive bonus, equity-based incentive awards and other compensation of the Chief Executive Officer.

In furtherance of these objectives, the Compensation Committee is responsible, among others, for:

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approving the corporate compensation philosophy, including overseeing and monitoring the executive compensation policies, plans and programs for such officers to ensure that they are consistent with the compensation philosophy and the long-term interests of our stockholders;

•
reviewing and, if appropriate, amending and approving management’s recommendations for compensation issues such as salary ranges, annual merit increases, annual bonuses and long-term incentive plans, including equity-based compensation programs such as stock options and restricted stock awards;

•
annually reviewing the Chief Executive Officer’s evaluation of the performance of the senior executives who report directly to the Chief Executive Officer in connection with its overall review of executive compensation;

•	evaluating, reviewing and approving the execution of management contracts and severance agreements for senior executives and reviewing the annual renewal of such contracts;

•	reviewing and approving all employee benefit plans, including retirement plans and health insurance;

•
at least annually, in consultation with the Chief Executive Officer, reviewing succession planning and management development activities and strategies regarding the Chief Executive Officer and other members of senior management;

•	annually reviewing and approving the “Report of the Board of Directors on Executive Compensation,” which is included in our annual proxy statement; and

•	annually reviewing Management’s Annual Risk Review Analysis of our compensation practices.

The Compensation Committee shall have available to it the resources and authority necessary to properly discharge its duties and responsibilities, including the authority to retain counsel and other experts or consultants. The Compensation Committee, in performing these duties and responsibilities with respect to director and executive officer compensation, relies on the assistance of professionals within our Human Resources Department. Although the Human Resources Department utilizes survey information provided by compensation consultants in recommending compensation levels, the Compensation Committee does not directly utilize compensation consultants in determining director or executive officer compensation.

Audit Committee. The Audit Committee consists of Directors Bauer, who serves as Chairman, Carr, Creal, Ferrier, King, Long, McDowell, Meegan and Tredway. Each member of the Audit Committee is “independent” as defined in the Nasdaq corporate governance listing standards and under Securities and Exchange Commission Rule 10A-3. The Board of Directors has determined that each of Messrs. Bauer, Long and Meegan qualifies as an “audit committee financial expert” as that term is used in the rules and regulations of the Securities and Exchange Commission. Information with respect to the experience of Messrs. Bauer, Long and Meegan is included in “—Directors.” Our Governance Committee has adopted a written charter for the Audit Committee, which is available on our website at http://www.northwestsavingsbank.com. The Audit Committee of Northwest Bancshares, Inc. met seven times during the year ended December 31, 2010.

The duties and responsibilities of the Audit Committee include, among other things:

•	retaining, overseeing and evaluating an independent registered public accounting firm to audit our annual financial statements;

•	overseeing our external financial reporting processes;

•	approving all engagements for audit and non-audit services by the independent registered public accounting firm;

•	reviewing the audited financial statements with management and the independent registered public accounting firm;

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considering whether certain relationships with the independent registered public accounting firm and the provision by the independent registered public accounting firm of services not related to the annual audit and quarterly reviews is consistent with maintaining the independent registered public accounting firm’s independence;

•	overseeing the activities of the internal audit staff and reviewing management’s administration of the system of internal accounting controls; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter.

Nominating Committee. The Nominating Committee Charter provides that the Nominating Committee will consist of all independent directors not subject to reelection at the next annual meeting of stockholders. Each member of the Nominating Committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. Our Governance Committee has adopted a written charter for the Nominating Committee, which is available on our website at http://www.northwestsavingsbank.com. The Nominating Committee of Northwest Bancshares, Inc. met once during the year ended December 31, 2010.

The functions of the Nominating Committee include the following:

•	leading the search for individuals qualified to become members of the Board and selecting director nominees to be presented for stockholder approval;

•	developing and recommending to the Board of Directors other specific criteria for the selection of individuals to be considered for election or re-election to the Board of Directors;

•	adopting procedures for the submission of recommendations by stockholders for nominees for the Board of Directors; and

•	conducting an annual performance evaluation of the Committee and annually reviewing the adequacy of its charter and recommending any proposed changes to the Board of Directors.

The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective.  In addition, the Committee is authorized by its charter to engage a third party to assist in the identification of director nominees, if it chooses to do so.  The Nominating Committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

•	the highest personal and professional ethics and integrity and whose values are compatible with our values;

•	experience and achievements that have given them the ability to exercise and develop good business judgment;

•	a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;

•	a familiarity with the communities in which we operate and/or is actively engaged in community activities;

•	involvement in other activities or interests that do not create a conflict with their responsibilities to Northwest Bancshares, Inc. and its stockholders; and

•	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board's deliberations and decisions. The board is particularly interested in maintaining a mix that includes active or retired business professionals and senior executives, particularly those with experience in management, operations, finance, accounting, banking, risk management, compliance, or marketing and sales. As part of its periodic self-assessment process, the Board discusses the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of Northwest Bancshares, Inc. over both the short- and longer term. The Nominating Committee then gives consideration to these specific skill areas or experiences when considering candidates for nomination. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, leadership experience and relevant geographical experience. The effectiveness of the Board's diverse mix of skills and experiences is considered as part of each Board self-assessment.

In addition to meeting these qualifications, a person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and subject to appeal; or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

The Nominating Committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.

Procedures for the Recommendation of Director Nominees by Stockholders. The Nominating Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. There have been no material changes to these procedures since they were previously disclosed in Northwest Bancshares, Inc.’s proxy statement for the 2010 annual meeting of stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 100 Liberty Street, P.O. Box 128, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The Corporate Secretary must receive a submission not less than 180 days prior to the anniversary date of our proxy materials for the preceding year’s annual meeting, which, for the 2012 Annual Meeting of Stockholders, is no later than September 14, 2011.

The submission must include the following information:

•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;

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the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

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the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

•	a statement of the candidate’s business and educational experience;

•	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;

•	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northwest Bancshares, Inc. or its affiliates;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate;

•	a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected; and

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A statement that the candidate is not: (1) under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year; (2) a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust that order is final and subject to appeal; or (3) a person who has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.

Stockholder Communications with the Board. A stockholder of Northwest Bancshares, Inc. who wants to communicate with the Board of Directors or with any individual director can write to: Board of Directors, Northwest Bancshares, Inc., 100 Liberty Street, P.O. Box 128, Warren, Pennsylvania 16365, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder of Northwest Bancshares, Inc. and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed; or

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attempt to handle the inquiry directly, or forward the communication for response by another employee of Northwest Bancshares, Inc. For example, a request for information about us on a stock-related matter may be forwarded to our stockholder relations officer; or

•	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

Management shall make these communications that were not forwarded available to the directors on request.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend these meetings absent unavoidable scheduling conflicts. All of Northwest Bancshares, Inc.’s then-current directors attended the prior year’s annual meeting of stockholders of Northwest Bancshares, Inc.

Code of Ethics

We have adopted a Code of Ethics that is applicable to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. The Code of Ethics is available on our website at http://www.northwestsavingsbank.com. Amendments to and waivers from the Code of Ethics with respect to directors and executive officers will also be disclosed on our website.

Code of Conduct

We have adopted a Code of Conduct that is applicable to all employees. Each year, the employees are trained with respect to their responsibilities under, and acknowledge that they understand their responsibilities and will comply with all aspects of, the Code of Conduct.

Audit Committee Report

The Audit Committee has issued a report that states as follows:

•	we have reviewed and discussed with management and the independent registered public accounting firm our audited consolidated financial statements for the year ended December 31, 2010;

•	we have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended; and

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we have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and have discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

This report has been provided by the Audit Committee, which consists of Directors Bauer (Chairman), Carr, Creal, Ferrier, King, Long, McDowell, Meegan and Tredway.

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. The officers and directors of Northwest Bancshares, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership. Securities and Exchange Commission rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director or 10% beneficial owner of the shares of common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, Mr. Tredway filed a Form 5 to report the purchase of 1,000 shares of common stock, and we believe that no other officer, director or 10% beneficial owner of Northwest Bancshares, Inc. failed to file such ownership reports on a timely basis for the year ended December 31, 2010.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Carr, who serves as Chairman, Bauer, Creal, Ferrier, King, Long, McDowell, Meegan and Tredway. None of these individuals was an officer or employee of Northwest Bancshares, Inc. during the year ended December 31, 2010, or is a former officer of Northwest Bancshares, Inc. Except as described below for Director Ferrier, none of the members of the Compensation Committee had any relationship requiring disclosure under “—Transactions with Certain Related Persons.”

The following table sets forth information with respect to loans made by Northwest Savings Bank to Director Ferrier, pursuant to which Director Ferrier received interest rate discounts available to employees of Northwest Savings Bank, as described in “—Transactions with Certain Related Persons.” These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Name	Position	Nature Of Transaction	Largest Aggregate Balance over Disclosure Period	Interest Rate	Principal Balance 12/31/10	Principal Paid 01/01/10 to 12/31/10	Interest Paid 01/01/10 to 12/31/10
Robert G. Ferrier	Director	Mortgage Fixed Term	$263,574	4.875% Fixed	$233,274	$30,300	$12,195
		Unsecured Line of Credit	$53,209	7.000% Fixed	$29,450	$40,500	$2,621

During the year ended December 31, 2010, (i) no executive officer of Northwest Bancshares, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancshares, Inc.; (ii) no executive officer of Northwest Bancshares, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Northwest Bancshares, Inc.; and (iii) no executive officer of Northwest Bancshares, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Northwest Bancshares, Inc.

Compensation Committee Report

The Compensation Committee has issued a report that states that it has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement.

This report has been provided by the Compensation Committee, which consists of Directors Carr (Chairman), Bauer, Creal, Ferrier, King, Long, McDowell, Meegan and Tredway.

Compensation Discussion and Analysis

Compensation Philosophy. The Compensation Committee has the responsibility for establishing, implementing and monitoring adherence with our overall employee compensation philosophy. The Compensation Committee’s goal is to ensure that the total compensation paid to all employees, including executive officers, is fair, reasonable and competitive. In this regard, the Compensation Committee has adopted a framework for our compensation program that is intended to:

•	provide a total compensation program that is aligned with the interests of our stockholders;

•	attract and retain talent needed to successfully perform in a competitive market;

•	assist in balancing the competing needs of external competitiveness, internal consistency, organizational economics, management flexibility, ease of understanding and simplicity of administration;

•	ensure all employees (including executive officers) receive rewards based on performance and value added to the organization in an environment built on shared leadership; and

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use long-term equity programs to motivate and reward performance that increases our market value over time, align senior management interests with the organization’s strategic business objectives and provide a retention incentive.

At least four times a year, the Compensation Committee meets to review various aspects of our programs with the assistance of our Chief Human Resources Officer. These reviews are intended to assure:

•	the framework for executive officer compensation supports our business strategy and corporate compensation philosophy;

•	the overall compensation package, including the mix of base salary, annual cash bonuses, equity awards and benefits is competitive; and

•	the overall program is aligned with stockholders’ interest.

Senior management compensation is calculated from competitive peer group information to determine base salary and annual cash bonus levels. Compensation levels for all positions are established with a goal that the total compensation paid for a position will approximate the market median (50th percentile). See “—Market Comparisons.” Market compensation is developed using national and/or regional financial industry data for executives and other management employees, and national, as well as regional and/or local pay practices for other employees. Based on the work location, a salary differential may be used if dictated by the local market.

Compensation Program. Compensation paid to our executive officers for 2010 consisted of performance-based salary, annual cash bonuses and stock option awards. An annual cash bonus may be paid to management personnel and is directly related to our performance, with consideration given to our return on average equity, return on average tangible equity, return on average assets, growth in earnings per share, retail deposit growth as well as the performance of the individual employee. In addition, with the Compensation Committee’s approval, employees, including executive officers, can receive a discretionary holiday bonus ranging from 2% of base compensation for employees with one year of service to 5% of base compensation for those with five or more years of service. Additionally, stock option awards are granted to motivate and reward individual performance that increases the long-term value of our franchise and provide a retention incentive for key employees. Approximately 430, or 21%, of our employees receive these stock option awards. Executive officers participate in the same employee benefit programs generally available to all employees. In addition, the executive officers participate in a senior management life insurance plan and the Chief Executive Officer participates in a supplemental employee retirement plan.

Please refer to the “Summary Compensation Table” for compensation information regarding these benefits for 2010. These benefits are aligned with our objective to attract and retain highly qualified management talent for the benefit of all of our stockholders and are considered by the Compensation Committee to be reasonable when compared to industry averages.

Market Comparisons. In determining Named Executive Officer compensation, we use market information which is supported by survey data from a compensation consultant as well as peer groups. We establish compensation targets for all of our employees so that their total compensation opportunity would approximate the market median (50th percentile). For the year ended December 31, 2010, we used financial services survey data from Tower Watson, a nationally recognized compensation consulting firm, in reviewing compensation for all employees, including executive officers. Two additional surveys, prepared by nationally recognized compensation firms Compdata and IOMA, were used to corroborate the findings from the Towers Watson survey, but were not used to provide benchmarks with respect to Named Executive Officer compensation. The Towers Watson survey data is based on the following group of companies primarily in the financial services industry:

1st Financial Bank	Federal Reserve Bank of Minneapolis	Old Second National Bank
1st National Bank - River Falls	Federal Reserve Bank of Philadelphia	Park Bank
1st Source Bank	Federal Reserve Bank of San Francisco	Pentagon Federal Credit Union
AgriBank, FCB	Federal Reserve Bank of St. Louis	People’s United Bank
Alliance United Insurance Company	Federal Trust Corporation	Plains Capital Corporation
Amalgamated Bank of Chicago	Fifth Third Bancorp	The Private Bank
Amalgamated Bank of New York	The First American Corporation	Provident Bank
American Bank	First American Credit Union	QTI Human Resources
American Chartered Bank	First Bank	Radian Group, Inc.
American Savings Bank	First Business Financial Services	Raymond James Financial
Am Trust Bank	First Citizens Bank	Regions Financial Corporation
Anchor Bank NA	First Commonwealth Bank	Rockland Trust Company
Arvest Bank Group	First Federal Savings & Loan Association	Royal Credit Union
Associated Banc-Corp.	First Hawaiian Bank	Sandy Spring Bank
Astoria Federal Savings & Loan	First Midwest Bank	Seacoast National Bank
Bank Mutual	First National Bank in Sioux Falls	Security Service Federal Credit Union
Bank of Blue Valley	First National Bank of Alaska	The South Financial Group
Bank of Oak Ridge	Frost National Bank	Space Coast Credit Union
The Bank of Tampa	Fulton Financial Corporation	Star Financial Bank
Bank of the West	Grow Financial Federal Credit Union	State Farm Insurance
Bankers Bank	Hancock Holdings Company	Sterling Bank
Belvoir Federal Credit Union	Home Federal Bank	Suncoast Schools Federal Credit Union
Boeing Employees Credit Union	Home State Bank	SunTrust Banks, Inc.
Cadence Bank	Hudson Valley Federal Credit Union	Susquehanna Bancshares, Inc.
Canandaigua National Bank	Johnson Financial Group	Synovus Financial Corporation
CapitalSources	Landmark Bank NA	Teachers Credit Union
Cole Taylor Bank	Legend Bank NA	Think Mutual Bank
Columbia Bank	Liberty Bank	Thrivent Financial For Lutherans
Comerica Bank	MAPFRE USA, Corporation	Tri Counties Bank
The Community Preservation Corporation	Marquette Financial Companies	Trustmark National Bank
Community Trust Bankcorp, Inc.	Marshall & Ilsley Corporation	UMB Bank, NA
CUDL	Mercantile Commerce Bank	United Bank
Data Center, Inc.	Metropolitan Life Insurance Company	University Federal Credit Union
Deere & Company	Middleburg Bank	University of Wisconsin Credit Union
Dupont Fabros Technology	MutualBank	USAA
E*Trade Financial Corporation	Mutual of Omaha	Valley National Bank
Edward Jones & Company	MutualBank	ViewPoint Bank

EECU	National Penn Bank	Virginia Credit Union, Inc.
Elevations Credit Union	NJM Insurance Group	Volvo Group North America
ESL Federal Credit Union	New York Community Bank	Washington Trust Bank
EverBank	Nordstrom	Washington Trust Company
Farm Credit Bank of Texas	North Carolina State Employee's Credit Union	Western Alliance Bancorporation
Federal Home Loan Bank	Northwest Bancshares, Inc.	Wright-Patt Credit Union, Inc.
Federal Reserve Bank of Atlanta	Northwestern Mutual	Wyndham Worldwide
Federal Reserve Bank of Boston	NRUCFC	Zions First National Bank
Federal Reserve Bank of Chicago	NVR, Inc.
Federal Reserve Bank of Dallas	Old Republic Companies

We also used the following peer group in determining market compensation for our executive officers:

First Commonwealth Financial Corporation
F.N.B. Corporation
Fulton Financial Corporation
National Penn Bancshares, Inc.
S&T Bancorp, Inc.
Susquehanna Bancshares, Inc.

Compensation data for our peer group is reviewed for reasonableness. In addition to this review, we rely primarily on market data reported by a national compensation consulting firm for each job classification and responsibilities.

Base Salary. Members of senior management, and all other employees, receive base salaries determined by the responsibilities, skills, performance, growth and experience related to their respective positions. Another factor considered in base salary determination is our competitiveness of total compensation within our markets. Base salaries are targeted consistent with our goal that our employees total compensation opportunity would approximate the market median (50th percentile). Specifically, base salaries range between 80% and 120% of the established midpoint. Base salaries above target (midpoint) will be limited to those whose performance is distinguished or commendable. Performance expectations include measures of results and how results are achieved. Employees are eligible for consideration of an annual merit increase in their base salary as a result of individual performance and salary adjustments for significant changes in their duties and responsibilities. The amount and timing of an increase depends upon the individual’s performance, salary relative to the midpoint, the time interval since the last increase and any added responsibilities since the last salary increase. The Compensation Committee reviews and approves any salary increases for executive officers. The base salary for each of the Named Executive Officers is reflected in the “Summary Compensation Table.”

Annual Cash Incentive. We provide performance-based cash incentive awards to over 430 eligible management personnel, including executive officers, under the Management Bonus Plan. Cash incentives are used to motivate and reward achievement of corporate and individual performance objectives, while allowing for control of discretionary compensation expenses. Funding for the Management Bonus Plan is based on an assessment of our actual performance relative to the Compensation Committee’s pre-established financial performance levels based on a combination of financial factors. For the year ended December 31, 2010, these factors were: return on average assets, return on average equity, return on average tangible equity, growth in earnings per share and retail deposit growth. After the conclusion of the fiscal year, the Chief Executive Officer may suggest that the Compensation Committee consider additional adjustments to discretionary cash incentive awards that fall in line with the long-term advancement as set forth in our strategic initiatives. Furthermore, in a business environment where people make the difference, we may consider industry trends for recruitment and retention in determining the level of cash incentives for our professional personnel.

The Management Bonus Plan sets forth eight levels of corporate performance targets, with the lowest level (Level 1) resulting in no cash incentive payments to the Named Executive Officers, and, for 2010, the highest level (Level 8) resulting in cash incentive payments up to 35% of base salary. The performance targets for Levels 2, 5 and 8, which would result in cash incentive payments of 10%, 23% and 35% of base salary, respectively, are as follows:

Bonus Level Under Management Bonus Plan
	Level 2 (10% of Base Salary)	Level 5 (23% of Base Salary)	Level 8 (35% of Base Salary)
Performance Measure
Return on Average Assets	0.75% to 0.79%	0.90% to 0.94%	Greater than 1.10%
Return on Average Equity	9.00% to 9.99%	12.00% to 12.99%	Greater than 15.00%
Return on Average Tangible Equity	12.00% to 12.99%	15.00% to 16.99%	Greater than 18.00%
Percentage Growth in Earnings Per Share	9.00% to 9.99%	12.00% to 12.99%	Greater than 15.00%
Retail Asset Growth	4.00% to 5.99%	10.00% to 11.99%	Greater than 15.00%

The Compensation Committee has discretion under the Management Bonus Plan to make adjustments to the overall performance level achieved to include or exclude the effect of extraordinary, unusual or non-recurring items, changes in tax or accounting rules or the effect of mergers or acquisitions. For the year ended December 31, 2010, the Compensation Committee considered certain gains and losses in determining our performance under the Management Bonus Plan. Specifically, the Committee excluded from operating results gains on the sale and call of investment securities, impairment losses recorded on investment securities and an REO property, and acquisition- related expenses.

Long-Term Stock-Based Compensation. The purpose of our 2008 Stock Option Plan is to advance the interests of Northwest Bancshares, Inc. and its stockholders by providing management and outside directors, upon whose judgment, initiative and efforts the success of our business largely depends, with an additional incentive to perform in a superior manner. The plan was designed to reward seniority as well as longevity and to attract and retain people of experience and ability.

Each of our stock option plans was approved by stockholders. The intention of the Compensation Committee with respect to the 2008 Stock Option Plan is to distribute a total of 3,937,500 stock options (split-adjusted) to key employees and directors in up to seven distributions, with all grants based upon the level of responsibility of those eligible. The Compensation Committee determines which executives will receive stock awards as well as type, size and restrictions on the awards.

Grants of stock options to an individual are based primarily on the individual’s level of responsibility and their performance. Individual performance is evaluated using certain general elements applicable to all employees, including problem solving, communication, leadership and teamwork, as well as job specific elements. Job specific elements for measuring the individual performance of our Named Executive Officers include the individual’s contributions to our operations and performance in the following areas: Mr. Wagner – strategic and operational considerations and profitability; Mr. LaRocca – strategic and administrative considerations, trust and financial services performance and profitability; Mr. Fisher – strategic, tactical and administrative considerations and profitability; Mr. Harvey – strategic, financial records/reporting and administrative considerations and profitability and Mr. Huber – strategic and administrative considerations, retail and commercial lending performance, profitability and soundness.

During the year ended December 31, 2010, for the 2008 Stock Option Plan, the Chief Executive Officer was eligible to receive 19,000 stock options (split-adjusted) if he exceeded individual performance expectations, and 9,300 stock options (split-adjusted) if he met individual performance goals. Similarly, the other Named Executive Officers were eligible to receive 13,000 stock options (split-adjusted) if individual performance goals were exceeded, and 6,750 stock options (split-adjusted) if individual performance goals were met. For the year ended December 31, 2010, each Named Executive Officer received stock options based upon their exceeding individual performance expectations.

In addition to stock options, Named Executive Officers also received grants of restricted stock during the year ended December 31, 2005 under our 2004 Recognition and Retention Plan, which vested over a five year period ending in 2010. No grants were made under this plan to the Named Executive Officers during the year ended December 31, 2010.

Employment Agreements. We have entered into employment agreements with certain executive officers, including each of our Named Executive Officers. These agreements are designed to give us the ability to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to our operations. The agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee and provide for salary and bonus payments as well as additional post-employment benefits, primarily health benefits, under certain conditions, as defined in the employment agreements. The employment agreements were negotiated directly with and recommended for approval by, the Compensation Committee. The Compensation Committee believes such agreements are common and necessary to retain executive talent. For a discussion of these agreements and the payments that would be received by the Named Executive Officers under certain scenarios with respect to these agreements, see “Employment Agreements.”

Retirement Plans. All of our employees, including our Named Executive Officers, are eligible to participate in our tax-qualified defined benefit plan, which is intended to provide an annual retirement benefit. See “Defined Benefit Plan.” We have also adopted a non-qualified supplemental executive retirement plan for the benefit of those individuals whose benefits under the defined benefit plan are limited by restrictions contained in the Internal Revenue Code. See “—Supplemental Executive Retirement Plan.” All of our employees who have attained age 21 are eligible to participate in our 401(k) plan. However, one year of service and a 1,000 hour eligibility requirement must be met before becoming eligible for the company match, which is made in Northwest Bancshares, Inc. stock. Employees may elect to diversify employer contributed matching funds in other investment options. We provide matching contributions equal to 50% of an eligible employee’s (an employee with one year of continuous service) 401(k) plan contributions, up to 3% of the employee’s eligible compensation. All of our employees who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are also eligible to participate in our Employee Stock Ownership Plan (“ESOP”). Allocations under the ESOP are based upon an employee’s salary in relation to the salary of all other qualified employees.

Tax and Accounting Implications. In consultation with our advisors, we evaluate the tax and accounting treatment of each of our compensation programs at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, to the greatest extent possible, it is our intent to structure our compensation programs in a tax efficient manner.

Review of Risk Related to Compensation Policies and Procedures. The Compensation Committee of the Board of Directors is responsible for the oversight of employee compensation policies and procedures, including the determination of whether any material risk is imposed on Northwest Bancshares, Inc. from the annual cash incentive plan, long-term stock-based compensation plan and/ or employment agreements. After reviewing the compensation policies and procedures, including the determination of whether any incentive programs encourage excessive risk taking by employees, the Compensation Committee has concluded such plans do not pose material risk to Northwest Bancshares, Inc.

Executive Compensation

The following table sets forth for the three years ended December 31, 2010 certain information as to the total remuneration we paid to Mr. Wagner, who serves as President and Chief Executive Officer, Mr. Harvey, who serves as Chief Financial Officer, and the three most highly compensated executive officers of Northwest Bancshares, Inc. or Northwest Savings Bank other than Messrs. Wagner and Harvey (“Named Executive Officers”).

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)(1)	Change in pension value and nonqualified deferred compensation earnings ($)(2)	All other compensation ($)(3)	Total ($)
William J. Wagner,	2010	503,569	76,278	―	37,050	268,080	35,152	920,129
Chairman of the Board,	2009	488,883	74,074	―	13,894	140,122	44,699	761,672
President and Chief	2008	473,322	110,466	―	58,140	160,039	27,303	829,270
Executive Officer

William W. Harvey, Jr.	2010	239,506	36,375	―	25,350	56,168	15,477	372,876
Executive Vice	2009	229,885	34,994	―	8,409	29,640	24,866	327,794
President- Finance and	2008	209,769	50,988	―	35,190	24,790	11,328	332,065
Chief Financial Officer

Gregory C. LaRocca,	2010	239,506	36,375	―	25,350	135,533	22,540	459,304
Executive Vice President	2009	229,885	34,994	―	8,409	86,177	30,036	389,501
and Corporate Secretary	2008	212,307	51,115	―	35,190	61,764	15,953	376,329

Steven G. Fisher,	2010	239,506	36,375	―	25,350	126,573	19,251	447,055
Executive Vice	2009	229,885	34,994	―	8,409	70,372	27,024	370,684
President, Banking	2008	209,769	50,988	―	35,190	68,005	13,229	377,181
Services

Timothy A. Huber,	2010	184,216	28,111	―	25,350	83,805	15,257	336,739
Executive Vice	2009	174,578	26,729	―	6,581	51,776	21,446	281,110
President, Chief Lending
Officer (4)

(footnotes on following page)

(footnotes from previous page)
(1)
Reflects the aggregate grant date fair value of option awards granted during the applicable year.  The value is the amount recognized for financial statement reporting purposes in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.  The assumptions used in the valuation of these awards for 2010, 2009 and 2008 are included in Notes 1(o) and 15(e) to our audited financial statements for the years ended December 31, 2010, 2009 and 2008 included in our Annual Reports on Form 10-K for the years ended December 31, 2010, 2009 and 2008, respectively, as filed with the Securities and Exchange Commission.

(2)	Reflects change in pension value only.
(3)	The compensation represented by the amounts for 2010 set forth in the All Other Compensation column for the Named Executive Officers is detailed in the following table.

Name	Company Contributions to Qualified Defined Contribution Plan (a)	Company Paid Life Insurance Premiums (b)	Restricted Stock Dividends (c)	Total All Other Compensation
William J. Wagner	$13,577	$20,891	$684	$35,152

William W. Harvey, Jr.	$13,273	$1,664	$540	$15,477

Gregory C. LaRocca	$13,273	$8,943	$324	$22,540

Steven G. Fisher	$13,273	$5,654	$324	$19,251

Timothy A. Huber	$10,209	$4,724	$324	$15,257

(a)
Reflects contributions by Northwest Savings Bank to qualified defined contribution plans, both 401(k) and ESOP. Northwest Savings Bank makes matching contributions equal to 50% of the employee’s 401(k) contributions, up to 3% of the employee’s eligible compensation.  For the year ended December 31, 2010, Northwest Savings Bank made a contribution of 126,280 shares of common stock (valued at $1,487,263) to the ESOP.  Mr. Wagner received an allocation of $6,227; Mr. Harvey received an allocation of $6,088; Mr. LaRocca received an allocation of $6,088; Mr. Fisher received an allocation of $6,088; and Mr. Huber received an allocation of $4,682.

(b)	Reflects excess premiums and/or payments for life insurance reported as taxable compensation on the Named Executive Officer’s Form W-2.
(c)	Reflects dividends on shares of unvested restricted common stock, which are reported as taxable compensation on the Named Executive Officer’s Form W-2.

(4)	Mr. Huber was not a Named Executive Officer prior to 2009.

Amounts listed above in the “Salary” column are paid pursuant to employment agreements with the Named Executive Officers.  See “Employment Agreements.”  Amounts listed in the “Bonus” column reflect a discretionary holiday bonus approved by the Compensation Committee and distributed to all employees calculated on a five-year vesting schedule.  Distribution ranges vary from 0% to 5% of base pay. Named Executive Officers received bonuses equal to 5% of base pay for the year ended December 31, 2010.  Amounts listed in the “Bonus” column also reflect discretionary bonuses paid by the Compensation Committee under the Management Bonus Plan.   See “Compensation Discussion and Analysis—Annual Cash Incentive.”  Amounts listed in the “Change in pension value and nonqualified deferred compensation earnings” column reflect the aggregate year-to-year change in the actuarial present value of the Named Executive Officer’s accrued pension benefit under all qualified and non-qualified defined benefit plans based on the assumptions used for FASB ASC 715 at each measurement date. As such, the change reflects changes in value due to an increase or decrease in the FASB ASC 715 discount rate as well as changes due to the accrual of plan benefits.

Plan-Based Awards.  The following table sets forth for the year ended December 31, 2010 certain information as to grants of plan-based awards for the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS FOR THE YEAR ENDED DECEMBER 31, 2010
		Estimated future payouts under equity- incentive plan awards			All other stock awards: number of	All other option awards: number of securities	Exercise or base price of option	Closing Market Price on	Grant Date Fair Value of Stock and Option
Name	Grant date	Threshold (#)	Target (#)	Maximum (#)	shares or units (#)	underlying options (#)	awards ($/Sh)	Date of Grant	Awards ($)
William J. Wagner	(1)	9,300	19,000	19,000	―	―	12.12	11.94	36,670

William W. Harvey, Jr.	(1)	6,750	13,000	13,000	―	―	12.12	11.94	25,090

Gregory C. LaRocca	(1)	6,750	13,000	13,000	―	―	12.12	11.94	25,090

Steven G. Fisher	(1)	6,750	13,000	13,000	―	―	12.12	11.94	25,090

Timothy A. Huber	(1)	6,750	13,000	13,000	―	―	12.12	11.94	25,090

(1)
On an annual basis, Named Executive Officers are eligible to receive stock options under our stock option plans.  Equity incentive plan awards for the year ended December 31, 2010 were made pursuant to the Northwest Bancorp, Inc. 2008 Stock Option Plan.

Grants of stock options reflected in the above table were made pursuant to the Northwest Bancorp, Inc. 2008 Stock Option Plan.  For the year ended December 31, 2010, options were awarded in January 2011 to each Named Executive Officer in the amounts listed in the “Target” column.  Stock options vest over seven years beginning one year from the date of grant, but vesting is accelerated in the event of a change in control of Northwest Savings Bank or Northwest Bancshares, Inc., or in the event of the recipient’s death, disability or normal retirement (generally, the attainment of age 65, or the attainment of age 55 having completed 15 years of service, or retiring at any age having completed at least 25 years of service).  The exercise price of stock options is the closing price of our shares of common stock on the day before the date of grant.  For a further discussion of grants made pursuant to this plan for the year ended December 31, 2010, see “Compensation Discussion and Analysis—Long-Term Stock-Based Compensation.”

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to outstanding equity awards as of December 31, 2010 for the Named Executive Officers.  Information has been adjusted to reflect the 2.25-for-one stock split in connection with Northwest Bancorp, MHC’s mutual-to-stock conversion, which occurred in December 2009.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010
	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
William J. Wagner	19,350	―		―	4.35	10/17/11	―	―	―	―
	24,750	―		―	5.91	08/21/12
	24,750	―		―	7.37	08/20/13
	24,750	―		―	11.33	12/15/14
	21,375	―		―	10.19	01/19/15
	17,100	4,275	(1)	―	9.86	01/18/16
	12,825	8,550	(2)	―	11.51	01/17/17
	8,550	12,825	(3)	―	11.12	01/16/18
	6,109	15,266	(4)	―	9.79	11/19/18
	3,054	18,321	(5)	―	7.48	02/18/19
	―	19,000	(6)	―	11.49	01/20/20

William W. Harvey, Jr.	9,675	―		―	4.35	10/17/11	—	—	―	―
	11,475	―		―	5.91	08/21/12
	11,475	―		―	7.37	08/20/13
	11,475	―		―	11.33	12/15/14
	12,937	―		―	10.19	01/19/15
	10,350	2,587	(1)	―	9.86	01/18/16
	7,763	5,174	(2)	―	11.51	01/17/17
	5,176	7,761	(3)	―	11.12	01/16/18
	3,699	9,238	(4)	―	9.79	11/19/18
	1,850	11,087	(5)	―	7.48	02/18/19
	—	13,000	(6)	—	11.49	01/20/20

Gregory C. LaRocca	4,975	―		―	5.91	08/21/12	—	—	―	―
	11,475	―		―	7.37	08/20/13
	11,475	―		―	11.33	12/15/14
	10,125	—		―	10.19	01/19/15
	8,100	2,025	(1)	―	9.86	01/18/16
	7,763	5,174	(2)	―	11.51	01/17/17
	5,176	7,761	(3)	―	11.12	01/16/18
	3,700	9,237	(4)	―	9.79	11/19/18
	1,850	11,087	(5)	―	7.48	02/18/19
	—	13,000	(6)	―	11.49	01/20/20

(footnotes begin on following page)

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010
	Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Steven G. Fisher	11,475	―		―	7.37	08/20/13	—	—	―	―
	11,475	―		―	11.33	12/15/14
	10,125	―		―	10.19	01/19/15
	8,100	2,025	(1)	―	9.86	01/18/16
	7,763	5,174	(2)	―	11.51	01/17/17
	5,176	7,761	(3)	―	11.12	01/16/18
	3,700	9,237	(4)	―	9.79	11/19/18
	1,850	11,087	(5)	―	7.48	02/18/19
	—	13,000	(6)	—	11.49	01/20/20

Timothy A. Huber	3,870	―		―	4.35	10/17/11	—	—	―	―
	6,885	―		―	5.91	08/21/12
	9,180	―		―	7.37	08/20/13
	11,475	―		―	11.33	12/15/14
	10,125	―		―	10.19	01/19/15
	8,100	2,025	(1)	―	9.86	01/18/16
	6,075	4,050	(2)	―	11.51	01/17/17
	4,050	6,075	(3)	―	11.12	01/16/18
	2,894	7,231	(4)	―	9.79	11/19/18
	1,447	8,678	(5)	―	7.48	02/18/19
	—	13,000	(6)	—	11.49	01/20/20

(1)	Remaining unexercisable options will vest on January 18, 2011.
(2)	Remaining unexercisable options will vest equally on January 17, 2011 and 2012.
(3)	Remaining unexercisable options will vest equally on January 16, 2011, 2012 and 2013.
(4)	Remaining unexercisable options will vest equally on November 19, 2011, 2012, 2013, 2014 and 2015.
(5)	Remaining unexercisable options will vest equally on February 18, 2011, 2012, 2013, 2014, 2015 and 2016.
(6)	Remaining unexercisable options will vest equally over a seven-year period beginning January 20, 2011.

Option Exercises and Stock Vested.  The following table sets forth information with respect to option exercises and stock that vested during the year ended December 31, 2010 for the Named Executive Officers.  Information has been adjusted to reflect the 2.25-for-one stock split in connection with Northwest Bancorp, MHC’s mutual-to-stock conversion, which occurred in December 2009.

OPTION EXERCISES AND STOCK VESTED FOR THE YEAR ENDED DECEMBER 31, 2010
	Option awards			Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)		Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
William J. Wagner	―	―		6,840	80,780

William W. Harvey, Jr.	―	―		5,400	63,774

Gregory C. LaRocca	9,675	57,179	(2)	3,240	38,264
	6,500	28,275	(3)

Steven G. Fisher	11,475	53,359	(4)	3,240	38,264

Timothy A. Huber	―	―		3,240	38,264

(1)	Based on the $11.81 per share trading price of our common stock on March 16, 2010.
(2)	Based on the difference between the $10.26 per share trading price on December 1, 2010 and the exercise price of $4.35.
(3)	Based on the difference between the $10.26 per share trading price on December 1, 2010 and the exercise price of $5.91.
(4)	Based on the difference between the $10.56 per share trading price on August 30, 2010 and the exercise price of $5.91.

Pension Benefits.  The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2010 for the Named Executive Officers.  See “—Defined Benefit Plan” and “—Supplemental Executive Retirement Plan” for a discussion of the plans referenced in this table.

PENSION BENEFITS AT AND FOR THE YEAR ENDED DECEMBER 31, 2010
Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)
William J. Wagner	Northwest Savings Bank Pension Plan	27	773,287	―

	Northwest Savings Bank Non-Qualified Supplemental Retirement Plan	27	876,718	―

William W. Harvey, Jr.	Northwest Savings Bank Pension Plan	15	179,732	―

Gregory C. LaRocca	Northwest Savings Bank Pension Plan	25	637,090	―

Steven G. Fisher	Northwest Savings Bank Pension Plan	27	518,417	―

Timothy A. Huber	Northwest Savings Bank Pension Plan	26	396,178	―

Nonqualified Deferred Compensation.  The following table sets forth information with respect to defined contribution and other nonqualified deferred compensation plans at and for the year ended December 31, 2010 for the Named Executive Officers.

NONQUALIFIED DEFERRED COMPENSATION AT AND FOR THE YEAR ENDED DECEMBER 31, 2010
Name	Executive contributions in last fiscal year ($)	Registrant contributions in last fiscal year ($)	Aggregate earnings in last fiscal year ($)		Aggregate withdrawals/ distributions ($)	Aggregate balance at last fiscal year end ($)
William J. Wagner	―	―	498	(1)	―	18,544	(1)

William W. Harvey, Jr.	―	―	―		―	―

Gregory C. LaRocca	―	―	―		―	―

Steven G. Fisher	―	―	―		―	―

Timothy A. Huber	―	―	―		―	―

(1)
Amounts listed as earnings and included in the aggregate balance at last fiscal year end have not been reported as compensation in Summary Compensation Tables because the earnings are not “above market.”

Effective December 31, 2005, Northwest Savings Bank suspended the Northwest Savings Bank and Affiliates Upper Managers’ Bonus Deferred Compensation Plan.  Under this plan, certain employees of Northwest Savings Bank were eligible to defer all or part of their annual management incentive bonus.  Interest is credited to a participant’s deferred compensation account at the annual earnings rate paid on Northwest Savings Bank’s five-year certificates of deposit, calculated as of the end of the preceding fiscal year.  The interest rate paid for 2010 was 2.72%.  Under this plan, participants could elect to receive either a lump-sum payment or approximately equal monthly installments over a period of up to 10 years, with payment commencing upon the earlier of specified events selected by the participant, including retirement, voluntary resignation, involuntary termination, death, disability, reaching a certain age or on a date selected by the participant. Mr. Wagner is the only Named Executive Officer who participated in this plan.

Employment Agreements

Northwest Bancshares, Inc. and Northwest Savings Bank are parties to a three-year employment agreement with William J. Wagner under which Mr. Wagner serves as President and Chief Executive Officer and as a director of Northwest Bancshares, Inc. and Northwest Savings Bank.  On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following the anniversary date.  Under the agreement, Mr. Wagner’s base salary ($511,300, effective July 1, 2010) is reviewed annually and may be increased but not decreased.  In the event Northwest Bancshares, Inc. or Northwest Savings Bank terminates Mr. Wagner’s employment for reasons other than for “cause” (as defined below), or if Mr. Wagner resigns following a “change of control” (as defined below), or if Mr. Wagner resigns due to “good reason” (as defined below), Northwest Bancshares, Inc. or Northwest Savings Bank will pay Mr. Wagner severance pay equal to:

(i)	three times the sum of his highest rate of base salary, plus his highest rate of cash bonus paid during the prior three years, and

(ii)	continuation of life, health and dental coverage for 36 months from the date of termination, unless Mr. Wagner obtains similar benefits from his new employer.

To the extent necessary in order to avoid penalties under Section 409A of the Internal Revenue Code, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancshares, Inc. or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment.  The agreement contains a one-year non-compete provision which restricts Mr. Wagner from competing with Northwest Bancshares, Inc. or Northwest Savings Bank following a termination of employment within 100 miles of any existing office or branch of Northwest Bancshares, Inc. or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.

Northwest Bancshares, Inc. and Northwest Savings Bank and Messrs. LaRocca, Harvey, Fisher and Huber (the “executives”) are each a party to a three-year employment agreement under which the executives serve as executive officers of Northwest Bancshares, Inc. or Northwest Savings Bank. On each anniversary date the contract renews for an additional year, and if it is not renewed it expires 36 months following such anniversary date. Under the agreement, each of the executive’s current base salary is reviewed annually and may be increased but not decreased. As of July 1, 2010, Mr. LaRocca’s base salary was $244,300; Mr. Harvey’s base salary was $244,300; Mr. Fisher’s base salary was $244,300 and Mr. Huber’s base salary was $188,700. In the event Northwest Bancshares, Inc. or Northwest Savings Bank terminates the executive’s employment for reasons other than for “cause” (as defined below), or if the executive resigns following a “change of control” (as defined below), or if the executive resigns due to “good reason” (as defined below), Northwest Bancshares, Inc. or Northwest Savings Bank will pay the executive severance pay equal to three times the executive’s highest rate of base salary paid to him during the prior three years and a pro rata distribution under any incentive compensation or bonus plan for the year in which the executive’s employment is terminated for reasons other than for “cause” (as defined below). Northwest Savings Bank would also continue the executive’s life, medical and dental coverage for 36 months from the date of termination, unless the executive obtains similar benefits from his new employer. To the extent necessary in order to avoid penalties under Internal Revenue Code Section 409A, the base salary and bonus amount shall be paid in a lump sum on the first day of the seventh month following the date of termination and no contributions shall be made by Northwest Bancshares, Inc. or Northwest Savings Bank to the life, health and dental coverage until the first day of the seventh month following termination of employment. The employment agreement contains a two-year non-compete provision which restricts the executives from competing with Northwest Bancshares, Inc. or Northwest Savings Bank following termination of employment within 100 miles of any existing office or branch of Northwest Bancshares, Inc. or Northwest Savings Bank or location for which regulatory approval is pending for an office or branch.

The following provisions apply to all of the employment agreements. If the executive’s employment is terminated for “cause” (as defined below), no further compensation or benefits shall be paid under the employment agreement and all unvested stock options and unvested restricted stock awarded to the executive, as well as all unexercised stock options, shall be immediately forfeited. Any payments to the executive would be reduced, if necessary, so as not to be an “excess parachute payment” as defined by Internal Revenue Code Section 280G (relating to payments made in connection with a change in control). If the executive becomes disabled (within the meaning of Internal Revenue Code Section 409A), Northwest Savings Bank may terminate the employment agreement but will pay the executive his then-current base salary for the longer of the remaining term of the agreement or one year, reduced by the amount of any disability insurance, workers’ compensation or social security benefits paid to the executive. If the executive dies during the term of the agreement, Northwest Savings Bank shall continue to pay his then-current base salary for one year and shall provide life, medical and dental benefits for the executive’s family for three years after the executive’s death, at generally the same level as Northwest Savings Bank was providing such benefits at the time of the executive’s death. During the employment term and thereafter, the executive shall be indemnified and covered under a standard directors’ and officers’ liability insurance policy provided by Northwest Bancshares, Inc. or Northwest Savings Bank against all expenses and liabilities reasonably incurred in connection with or arising out of any action in which the executive may be involved by reason of his having been a director or officer of Northwest Bancshares, Inc. or Northwest Savings Bank, including judgments, court costs, attorneys fees and settlements approved by the board of directors. However, such indemnification does not apply to matters where the executive is adjudged liable for willful misconduct in performing his duties. All payments under any of the employment agreements will be made by Northwest Savings Bank, but if not timely paid, Northwest Bancshares, Inc. shall make such payments. The employment agreements are binding on successors to Northwest Bancshares, Inc. and Northwest Savings Bank.

The following definitions apply to all of the employment agreements.

Termination for “cause” means termination because of the executive’s personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or other material breach of any provision of the employment agreement. In determining incompetence, the acts or omissions are measured against standards generally prevailing in the savings institutions industry. No act or failure to act shall be considered “willful” unless done or omitted to be done by the executive not in good faith and without reasonable belief that the executive’s action or omission was in the best interest of Northwest Bancshares, Inc. or Northwest Savings Bank.

Termination for “good reason” means an executive’s voluntary resignation, upon not less than 120 days advance written notice given no later than 12 months after the occurrence of any of the following events:

(i)
reduction in the executive’s base salary or benefits and perquisites, other than a general reduction that applies to all executives, unless such reduction is coincident with or following a “change in control” (as defined below);

(ii)
in the case of Mr. Wagner, failure to re-elect, re-appoint or re-nominate him to his position as President and Chief Executive Officer and as director of Northwest Bancshares, Inc. and Northwest Savings Bank or a change in Mr. Wagner’s function, duties or responsibilities which would cause his position to become one of lesser responsibility, importance or scope;

(iii)
in the case of the other executives, reduction in their duties, responsibilities or status, such that there is a reduction in the executive’s pay grade level in effect on the date of the employment agreement of more than three levels (in accordance with Northwest Savings Bank’s normal personnel practices, as circulated annually to officers of Northwest Savings Bank);

(iv)	a relocation of the executive’s principal place of employment by more than 30 miles;

(v)	liquidation or dissolution of Northwest Bancshares, Inc. or Northwest Savings Bank other than reorganizations that do not affect the status of the executive; or

(vi)	breach of the employment agreement by Northwest Bancshares, Inc. or Northwest Savings Bank.

“Change in control” means a change in control of a nature that:

(i)	would be required to be reported in response to Item 1(a) of Form 8-K, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii)
results in a change in control of Northwest Bancshares, Inc. or Northwest Savings Bank within the meaning of the Bank Holding Company Act, as amended, and the applicable rules and regulations thereunder; or

(iii)	a change in control shall be deemed to have occurred at such time as:

(a)
any “person” (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northwest Bancshares, Inc. representing 25% or more of the combined voting power of Northwest Bancshares, Inc.’s outstanding securities except for any securities purchased by Northwest Savings Bank’s employee stock ownership plan or trust;

(b)
individuals who constitute the board of directors on the effective date of the employment agreement (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date of the employment agreement whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by Northwest Bancshares, Inc.’s stockholders was approved by the same nominating committee serving under the Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board;

(c)
a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of Northwest Bancshares, Inc. or Northwest Savings Bank or similar transaction in which Northwest Bancshares, Inc. or Northwest Savings Bank is not the surviving institution occurs;

(d)
a proxy statement soliciting proxies from stockholders of Northwest Bancshares, Inc., by someone other than the current management of Northwest Bancshares, Inc., seeking stockholder approval of a plan of reorganization, merger or consolidation of Northwest Bancshares, Inc. or similar transaction with one or more corporations or financial institutions, and as a result of such proxy solicitation, a plan of reorganization, merger or consolidation or similar transaction involving Northwest Bancshares, Inc. is approved by Northwest Bancshares, Inc.’s board of directors or the requisite vote of Northwest Bancshares, Inc.’s stockholders; or

(e)
a tender offer is made for 25% or more of the voting securities of Northwest Bancshares, Inc. and the shareholders owning beneficially or of record 25% or more of the outstanding securities of Northwest Bancshares, Inc. have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

Potential Payments to Named Executive Officers

The following tables show potential payments that would be made to the Named Executive Officers upon specified events, assuming such events occurred on December 31, 2010, pursuant to each individual’s employment agreement, pursuant to stock options that have been granted under our stock option plans and pursuant to our policies with respect to health care and other benefits continuation.  All of the payments are subject to reduction under Section 280G of the Internal Revenue Code, and the amounts set forth below have not been adjusted for such reductions.  For a discussion of additional benefits that would be paid to the Named Executive Officers upon various termination scenarios, see “—Defined Benefit Plan,” “—Supplemental Executive Retirement Plan,” and “—Life Insurance Coverage.”

William J. Wagner
Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control or Voluntary Termination Upon or Any Time After Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Retirement
Severance pay	$1,533,900	—	—	$511,300	$1,006,400	—

Bonus payment	$335,635	$111,878	—	$111,878	$111,878	$111,878

Stock option vesting acceleration	$644,171	$644,171	—	$644,171	$644,171	$644,171

Health care and other benefits continuation	$58,115	—	—	$21,816	—	—

William W. Harvey, Jr.
Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control or Voluntary Termination Upon or Any Time After Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Retirement
Severance pay	$732,900	—	—	$244,300	$297,305	—

Bonus payment	$52,475	$52,475	—	$52,475	$52,475	$52,475

Stock option vesting acceleration	$332,627	$256,282	—	$332,627	$332,627	$332,627

Health care and other benefits continuation	$47,254	—	—	$42,466	—	—

Gregory C. LaRocca
Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control or Voluntary Termination Upon or Any Time After Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Retirement
Severance pay	$732,900	—	—	$244,300	$297,305	—

Bonus payment	$52,475	$52,475	—	$52,475	$52,475	$52,475

Stock option vesting acceleration	$217,686	$217,686	—	$217,686	$217,686	$217,686

Health care and other benefits continuation	$47,254	—	—	$15,531	—	—

Steven G. Fisher
Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control or Voluntary Termination Upon or Any Time After Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Retirement
Severance pay	$732,900	—	—	$244,300	$297,305	—

Bonus payment	$52,475	$52,475	—	$52,475	$52,475	$52,475

Stock option vesting acceleration	$188,608	$188,608	—	$188,608	$188,608	$188,608

Health care and other benefits continuation	$47,254	—	—	$42,466	—	—

Timothy A. Huber
Type of Benefit	Involuntary Termination or Termination for Good Reason Before Change in Control or Voluntary Termination Upon or Any Time After Change in Control	Voluntary Termination	Termination for Cause	Death	Disability	Retirement
Severance pay	$566,100	—	—	$188,700	$226,440	—

Bonus payment	$44,829	$44,829	—	$44,829	$44,829	$44,829

Stock option vesting acceleration	$227,228	$227,228	—	$227,228	$227,228	$227,228

Health care and other benefits continuation	$47,254	—	—	$40,672	—	—

Defined Benefit Plan

Northwest Savings Bank maintains the Northwest Savings Bank Pension Plan, which is a noncontributory defined benefit plan (“Retirement Plan”).  All employees age 21 or older who have worked at Northwest Savings Bank for a period of one year and have been credited with 1,000 or more hours of employment with Northwest Savings Bank during the year are eligible to accrue benefits under the Retirement Plan.  Northwest Savings Bank annually contributes an amount to the Retirement Plan necessary to at least satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).  At December 31, 2010, the Retirement Plan fully met its funding requirements under Section 412 of the Internal Revenue Code.

At the normal retirement age of 65, the plan is designed to provide a single life annuity benefit.  The retirement benefits for employees hired or acquired prior to January 1, 2008 is an amount equal to 1.6% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 25 years) plus: (i) 0.6% of such average monthly compensation in excess of one-twelfth of covered compensation (as defined in the plan) multiplied by the participant’s total number of years of service up to a maximum of 25 years; and (ii) for participants who retire on or after June 1, 1995, 0.6% of such participant’s average monthly compensation multiplied by the participant’s number of years of service between 25 years and 35 years.  Retirement benefits are also payable upon retirement due to early and late retirement, disability or death.  A reduced benefit is payable upon early retirement at or after age 55 and the completion of five years of service with us (or after 25 years of service and no minimum age).  Upon termination of employment other than as specified above, a participant who was employed by us for a minimum of five years is eligible to receive his or her accrued benefit commencing, generally, on such participant’s normal retirement date.  Benefits under the Retirement Plan are payable in various annuity forms.  For the plan year ended December 31, 2010, we made contributions to the Retirement Plan of $6.0 million.

Effective January 1, 2008, several changes were made to the Retirement Plan.  The definition of normal retirement was changed from age 65 to age 65 with five years of service for all employees hired on or after January 1, 2008.  Benefits for all employees hired or acquired on or after January 1, 2008 will be calculated using a benefit calculation of 1% of a participant’s average monthly base salary based on the average of the five consecutive years of the last ten calendar years providing the highest monthly average multiplied by the participant’s years of service to the normal retirement date (up to a maximum of 35 years).

The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2010, expressed in the form of a single life annuity, for the final average salary and benefit service classifications specified below.  The table reflects the benefit payments for those employees hired or acquired prior to January 1, 2008, benefit payments are lower for employees hired or acquired after that date.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$ 25,000	$6,000	$8,000	$10,000	$10,750	$11,500	$11,500
$ 50,000	$12,000	$16,000	$20,000	$21,500	$23,000	$23,000
$ 75,000	$18,000	$24,000	$30,000	$32,250	$34,500	$34,500
$ 100,000	$24,572	$32,762	$40,953	$43,953	$46,953	$46,953
$ 125,000	$32,822	$43,762	$54,703	$58,453	$62,203	$62,203
$ 150,000	$41,072	$54,762	$68,453	$72,953	$77,453	$77,453
$ 175,000	$49,322	$65,762	$82,203	$87,453	$92,703	$92,703
$ 200,000	$57,572	$76,762	$95,953	$101,953	$107,953	$107,953
$ 225,000	$65,822	$87,762	$109,703	$116,453	$123,203	$123,203
$ 245,000 plus	$72,422	$96,562	$120,703	$128,053	$135,403	$135,403

As of the plan year ended December 31, 2010, Messrs. Wagner, LaRocca, Harvey, Huber and Fisher had 27, 25, 15, 26 and 27 years of credited service (i.e., benefit service), respectively.

The accrued annual pension benefit as of December 31, 2010 for Messrs. Wagner, LaRocca, Harvey, Huber and Fisher were $118,938, $81,966, $57,709, $76,753 and $100,435, respectively.  As of December 31, 2010, Messrs. Wagner, LaRocca, Fisher and Huber qualified for early retirement under the Retirement Plan.  If Messrs. Wagner, LaRocca, Huber and Fisher had retired on December 31, 2010, and began receiving benefit payments immediately upon retirement, their annual pension benefit would have been $68,056, $55,540, $35,498 and $46,953, respectively.

Supplemental Executive Retirement Plan

Northwest Savings Bank has adopted a non-qualified supplemental executive retirement plan (“SERP”) for certain participants in Northwest Savings Bank’s Retirement Plan whose benefits are limited by Section 415(b) of the Internal Revenue Code (which limits the amount of annual benefits that may be accrued to fund future benefit payments) or Section 401(a)(17) of the Internal Revenue Code (which places a limitation on compensation taken into account for tax-qualified plan purposes; for 2010, that limit was $245,000).  The SERP provides the designated executives with retirement benefits generally equal to the difference between the benefit that would be available under the Retirement Plan but for the limitations imposed by Internal Revenue Code Sections 401(a)(17) and 415(b) and that which is actually funded under the Retirement Plan as a result of the limitations.

Participants must elect the method of payment.  Options for payment include a lump sum, three substantially equal annual installments, or five substantially equal annual installments, starting within thirty days of the earliest of the following events: the participant’s death, disability, retirement or a change in control, provided, however, that if the participant is a specified employee under Section 409A of the Internal Revenue Code, distribution following retirement must be delayed for six months.  The SERP is considered an unfunded plan for tax and ERISA purposes.  All obligations arising under the SERP are payable from the general assets of Northwest Savings Bank.

The benefits paid under the SERP supplement the benefits paid by the Retirement Plan.  The following table indicates the expected aggregate annual retirement benefit payable from the Retirement Plan and SERP to SERP participants, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

Average	Years of Service and Annual Benefit Payable at Retirement
Compensation	15	20	25	30	35	40
$ 100,000	$24,572	$32,762	$40,953	$43,953	$46,953	$46,953
$ 125,000	$32,822	$43,762	$54,703	$58,453	$62,203	$62,203
$ 150,000	$41,072	$54,762	$68,453	$72,953	$77,453	$77,453
$ 175,000	$49,322	$65,762	$82,203	$87,453	$92,703	$92,703
$ 200,000	$57,572	$76,762	$95,953	$101,953	$107,953	$107,953
$ 250,000	$74,072	$98,762	$123,453	$130,953	$138,453	$138,453
$ 300,000	$90,572	$120,762	$150,953	$159,953	$168,953	$168,953
$ 350,000	$107,072	$142,762	$178,453	$188,953	$199,453	$199,453
$ 400,000	$123,572	$164,762	$205,953	$217,953	$229,953	$229,953
$ 500,000	$156,572	$208,762	$260,953	$275,953	$290,953	$290,953

At December 31, 2010, Mr. Wagner was the only Named Executive Officer participant in the SERP and he had 27 years of credited service under the SERP.  Northwest Savings Bank’s pension cost attributable to the SERP for all participants was approximately $150,000 for the year ended December 31, 2010.

Life Insurance Coverage

Northwest Savings Bank generally provides group term life insurance to its employees.  The amount of the life insurance coverage employees are eligible for is a multiple of their base salary up to a maximum of $700,000 worth of coverage.  Mr. Wagner is not subject to this coverage maximum.  Pay grade level determines the multiple used.  The first $50,000 of group term life insurance coverage is a non-taxable benefit each year.

Certain select senior officers are eligible to participate in a Senior Managers’ Life Insurance Plan.  This plan is designed to allow the participant to waive an equal amount of coverage in the group term life insurance plan in order to purchase a whole life insurance plan using their own funds in conjunction with the amount Northwest Savings Bank would have spent for the individual’s group term premium expense.  The benefit then becomes a split dollar arrangement.  The officer’s coverage is provided through two sources: the group term life insurance plan, which has a carve-out provision funded by bank-owned life insurance, and an individual policy owned by the executive.  The Senior Managers’ Life Insurance Plan thus gives participants a means to obtain post-retirement life insurance that is not available through the group term life plan.

Under Northwest Savings Bank’s life insurance plans, the pre-retirement death benefit amount is determined as a multiple of the employee’s annual base salary rounded up to the next $1,000.  Multiples range from 150% to 500% based on pay grade levels.  The Named Executives Officers are all in the highest multiple of 500%.  The group term life insurance plan does not have a post-retirement death benefit provision.  All of the Named Executive Officers participate in the Senior Managers’ Life Insurance Plan, giving them the option to continue their individual policies into retirement.   As of December 31, 2010, the pre-retirement death benefit amounts from the Northwest Savings Bank plan were as follows: $50,000 for Mr. Wagner; $150,000 for Mr. Harvey; $50,000 for Mr. LaRocca; $50,000 for Mr. Fisher; and $50,000 for Mr. Huber.

The federal income tax treatment and the annual economic benefit realized by each Named Executive Officer vary depending on the amount of life insurance in the Northwest Savings Bank plan and the Senior Managers’ Life Insurance Plan.  The specific arrangement with each Named Executive Officer is discussed below.

The premiums paid by Northwest Savings Bank for the Named Executive Officers for life insurance coverage during 2010 totaled $46,647, consisting of the following premiums: $25,050 for Mr. Wagner; $1,970 for Mr. Harvey; $9,045 for Mr. LaRocca; $5,756 for Mr. Fisher; and $4,826 for Mr. Huber.  However, the imputed economic benefit for this life insurance coverage during 2010 was as follows: $24,948 for Mr. Wagner; $1,868 for Mr. Harvey; $8,943 for Mr. LaRocca; $5,654 for Mr. Fisher; and $4,724 for Mr. Huber. The imputed economic benefit to the Named Executive Officers of the 2010 premium payments is included in the “All Other Compensation” column of the Summary Compensation Table and is described in a footnote to that column for each Named Executive Officer.  The amount of such economic benefit was determined using the amount imputed to the individual under applicable tables published by the Internal Revenue Service multiplied by the aggregate death benefit payable to the individual’s beneficiary.

Directors’ Compensation

The following table sets forth for the year ended December 31, 2010 certain information as to the total remuneration we paid to Northwest Bancshares, Inc.’s directors.  Mr. Wagner does not receive separate compensation for his service as a director.

Director Compensation Table For the Year Ended December 31, 2010
Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)		Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)(2)	All other compensation ($)(3)	Total ($)
John M. Bauer	63,300	―	11,700	(4)	―	36,772	180	111,952
Richard L. Carr	76,400	―	11,700	(5)	―	30,787	180	119,067
Thomas K. Creal, III	68,900	―	11,700	(6)	―	36,718	180	117,498
Robert G. Ferrier	61,750	―	11,700	(7)	―	38,616	180	112,246
A. Paul King	61,700	―	11,700	(8)	―	30,824	180	104,404
Joseph F. Long	68,900	―	11,700	(9)	―	31,064	180	111,844
Richard E. McDowell	65,200	―	11,700	(10)	―	35,802	180	112,882
John P. Meegan	57,375	―	11,700	(11)	―	3,261	—	72,336
Philip M. Tredway	61,700	―	11,700	(12)	―	14,713	360	88,473

(1)
Reflects the aggregate grant date fair value of option awards of 6,000 stock options granted to each director on January 20, 2010 with a grant date fair value of $1.95 per stock option.  This award vests equally over a seven-year period beginning January 20, 2011.  These options have an exercise price of $11.49 per option.  The assumptions used in the valuation of these awards are included in Notes 1(o) and 15(d) to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 as filed with the Securities and Exchange Commission.

(2)
Reflects change in pension value and nonqualified deferred compensation for each director as follows:  Mr. Bauer, $27,956 and $8,816; Mr. Carr, $25,941 and $4,846; Mr. Creal, $30,269 and $6,449; Mr. Ferrier, $28,152 and $10,464; Mr. King, $24,276 and $6,548; Mr. Long, $28,250 and $2,814; Dr. McDowell, $22,239 and $13,563; Mr. Meegan, $3,261 and $0; and Mr. Tredway, $13,274 and $1,439.

(3)	Reflects dividends on unvested restricted stock awards.
(4)	At December 31, 2010, Mr. Bauer had 57,750 stock options outstanding.
(5)	At December 31, 2010, Mr. Carr had 49,500 stock options outstanding.
(6)	At December 31, 2010, Mr. Creal had 42,000 stock options outstanding.
(7)	At December 31, 2010, Mr. Ferrier had 64,500 stock options outstanding.
(8)	At December 31, 2010, Mr. King had 69,000 stock options outstanding.
(9)	At December 31, 2010, Mr. Long had 69,000 stock options outstanding.
(10)	At December 31, 2010, Dr. McDowell had 64,500 stock options outstanding.
(11)	At December 31, 2010, Mr. Meegan had 6,000 stock options outstanding.
(12)	At December 31, 2010, Mr. Tredway had 24,000 stock options outstanding and 720 unvested shares of restricted stock.

The full board of directors determines director compensation.  In determining director compensation, we utilize market information that is provided by our Chief Human Resources Officer, which is supported by survey data from compensation consultants.

For the year ended December 31, 2010, nonemployee directors of Northwest Bancshares, Inc. and Northwest Savings Bank were paid a retainer of $21,000 per year plus $900 for each board meeting of Northwest Savings Bank and Northwest Bancshares, Inc. attended.  Non-employee members of the Executive, Compensation, Compliance, Trust, Audit, Risk Management, Nominating and Governance Committees were paid a total of $700 for attendance at committee meetings for both Northwest Bancshares, Inc. and Northwest Savings Bank.  The chairman of the Compensation, Trust, Audit and Risk Management committees were paid an additional $750 per quarter as a retainer for their service as chairman with the chairman of the Nominating Committee receiving $500 per year and the chairman of the Governance Committee receiving $1,000 per year.  Director Carr also received a fee of $1,500 per quarter as a retainer for his service as Lead Director for Northwest Bancshares, Inc. and Northwest Savings Bank.

We sponsor a non-qualified deferred compensation plan for directors (the “Deferred Compensation Plan”) that enables a director to elect to defer all or a portion of their directors’ fees.  The amounts deferred are credited with interest at the taxable equivalent rate received by Northwest Bancshares, Inc. on its bank owned life insurance policies that insure the directors’ lives.  Deferred amounts are payable upon retirement of a director on or after attaining age 59-1/2 but no later than age 72, in the form of a lump sum or in five or ten equal annual installments.  Payments to a director, or to his designated beneficiary, may also be made from the Deferred Compensation Plan upon the director’s death, total and permanent disability, or termination of service from the Board.  Participants in the Deferred Compensation Plan would not recognize taxable income with respect to the Deferred Compensation Plan benefits until the assets are actually distributed.  In the event the director dies before reaching normal retirement age, his estate will be paid a lump sum payment equal to the deferred amount plus the present value of the payments the director would have deferred had he continued to defer payments equal to his current deferrals until his normal retirement date.

We maintain a retirement plan for outside directors (the “Directors Plan”).  Directors who have served on the Board for five years or more and are not Bank employees are eligible to receive benefits under the Directors Plan.  Upon a director’s retirement from the Board on or after five years of service and the attainment of age 60, the director is entitled to receive a retirement benefit equal to 60% of the annual retainer paid immediately prior to retirement plus 60% of the board meeting fees paid for the director’s attendance at board meetings at the annual rate which was in effect immediately prior to his retirement.  If a director retires after five years or more of service but before attaining age 60, the director is entitled to one-half of the benefits otherwise available to him.  Retirement benefits commence on the first day of the calendar quarter following the director’s attainment of age 65, or if retirement occurs later, on the first day of the calendar quarter following retirement.  Such retirement benefits are paid for a period equal to the lesser of the number of a director’s completed full years of service, his life, or ten years.  In the event the director dies before normal retirement age or after normal retirement age but before all retirement benefits to which he is entitled have been received, the director’s beneficiary or estate shall be paid a lump sum equal to the present value of the benefits that would have been paid had the director lived until all accrued retirement benefits had been paid.  During the year ended December 31, 2010, the expense to Northwest Savings Bank of the Directors Plan was $184,570.

Options granted under our 2004 and 2008 Stock Option Plans vest over a five-year and seven-year period, respectively.  All nonstatutory options granted under the 2004 and 2008 Stock Option Plans expire upon the earlier of ten years from the date of grant or one year following the date the optionee ceases to be a director.  However, in the event of termination of service or employment due to death, disability, normal retirement or a change of control of Northwest Bancshares, Inc., nonstatutory options may be exercised for up to five years.

Restricted shares granted under our 2004 Recognition and Retention Plan vest over a five-year period.  Dividends are paid on the restricted stock and participants can vote the restricted stock pursuant to the 2004 Recognition and Retention Plan.

Transactions With Certain Related Persons

Federal law requires that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features.  Federal regulations adopted under this law permit executive officers and directors to receive the same terms that are widely available to other employees as long as the director or executive officer is not given preferential treatment compared to the other participating employees.  Northwest Savings Bank offers its employees interest rate discounts of generally up to 50 basis points on loans made by Northwest Savings Bank to such persons for personal use.  Our policy is that loans made to a director in excess of $100,000 for non-residential purposes must be approved in advance by a majority of the disinterested members of the Board of Directors. Loans to executive officers must be approved by the full Board of Directors regardless of amounts.  Except for the interest rate discount described above, loans to our current directors, principal officers, nominees for election as directors, securityholders known by us to own more than 5% of the outstanding shares of common stock, or associates of such persons  (together, “specified persons”), are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

The following table sets forth loans made by Northwest Savings Bank to its directors and executive officers where the largest amount of all indebtedness outstanding during the year ended December 31, 2010 and all amounts of interest payable during the year ended December 31, 2010 exceeded $120,000, and where the borrowers received interest rate discounts, as described above.  These loans have otherwise been made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable loans with persons not related to Northwest Savings Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

Name	Position	Nature Of Transaction	Largest Aggregate Balance over Disclosure Period	Interest Rate	Principal Balance 12/31/10	Principal Paid 01/01/10 to 12/31/10	Interest Paid 01/01/10 to 12/31/10
Robert G. Ferrier	Director	Mortgage- Fixed Term	$263,574	4.875% Fixed	$233,274	$30,300	$12,195
		Unsecured Line of Credit	$53,209	7.000% Fixed	$29,450	$40,500	$2,621

Timothy A. Huber	EVP	Mortgage- Fixed Term	$135,913	4.375% Fixed	$121,724	$14,189	$5,664
		Visa Platinum Credit Card	$2,667	Prime + 2.50% Variable	$1,837	$12,195	—
		Visa Credit Card	$1,608	Prime + 3.49% Variable	$240	$3,267	—

We intend that, except as described above, all transactions between us and our executive officers, directors, holders of 10% or more of the shares of common stock, and affiliates thereof, will contain terms no less favorable to us than could have been obtained through arms-length negotiations with unaffiliated persons and will be approved by a majority of our Audit Committee not having any interest in the transaction.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the year ended December 31, 2010 was KPMG LLP.  Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2011, subject to the ratification of the engagement by our stockholders.  At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2011.  A representative of KPMG LLP is expected to attend the annual meeting to respond to appropriate questions and to make a statement if he or she so desires.

Even if the selection of the independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northwest Bancshares, Inc. and its stockholders.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by KPMG LLP during the years ended December 31, 2010 and 2009.

The aggregate fees included in the Audit Fees category were fees billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements.  The aggregate fees included in each of the other categories were fees billed in the stated periods.

	Year Ended December 31, 2010	Year Ended December 31, 2009

Audit Fees	$665,000	$585,000
Audit-Related Fees	56,430	612,885
Tax Fees	92,328	90,833
All Other Fees	1,650	1,500

Audit Fees.  Audit fees for each of the years ended December 31, 2010 and 2009 were for professional services rendered for the audits of our consolidated financial statements and internal controls over financial reporting, review of the financial statements included in our quarterly reports on Form 10-Q and the internal controls attestation required under Federal Deposit Insurance Corporation regulations.

Audit-Related Fees.  Audit related fees for the year ended December 31, 2010 were for procedures performed with respect to student lending and the issuance of consents. Audit-related fees for the year ended December 31, 2009 were for procedures performed related to our stock offering and related documents, procedures performed with respect to student lending and issuance of consents. Such fees are reasonably related to the performance of the audit of and review of the financial statements and are not already reported in “Audit Fees,” above.

Tax Fees.  Tax fees for the years ended December 31, 2010 and 2009 were for services related to tax compliance and tax planning.

All Other Fees.  Other fees for each of the years ended December 31, 2010 and 2009 were for access to the independent registered public accounting firm’s on-line technical database.

The Audit Committee has considered whether the provision of non-audit services, which relate primarily to tax consulting services rendered, is compatible with maintaining the independence of KPMG LLP.  The Audit Committee concluded that performing such services does not affect the independence of KPMG LLP in performing its function as our independent registered public accounting firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving an engagement prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, tax services and other services.  The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expedition of services is necessary.  The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.  All audit-related fees, tax fees and all other fees described above were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above.

In order to ratify the selection of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2011, at least a majority of the votes represented at the annual meeting, without regard to broker non-votes, must vote in favor of such ratification.  The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2011.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers of Northwest Bancshares, Inc. (“Named Executive Officers”) is described in “PROPOSAL 1—ELECTION OF DIRECTORS—Compensation Disclosure and Analysis” and “—Executive Compensation.” Stockholders are urged to read these sections of this Proxy Statement, which discuss our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with recently adopted changes to Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

“RESOLVED, that the compensation paid to Northwest Bancshares, Inc.’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter.  The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.

Unless otherwise instructed, validly executed proxies will be voted “FOR” this resolution.

The Board of Directors unanimously recommends that you vote “FOR” the resolution set forth in Proposal 3.

PROPOSAL 4 — ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY”
ADVISORY VOTES

In accordance with recently adopted changes to Section 14A of the Exchange Act, we are providing a stockholder advisory vote to approve the compensation of executives (the “say-on-pay” advisory vote in Proposal 3 above) this year and will do so at least once every three years thereafter. Pursuant to recently adopted changes to Section 14A of the Exchange Act, at the 2011 Annual Meeting, we are also asking stockholders to vote on whether future “say-on-pay” advisory votes on executive compensation should occur every year, every two years or every three years.  We will submit to stockholders the question of the frequency of advisory votes on executive compensation at least once every six years.

After careful consideration, the Board of Directors recommends that future stockholder “say-on-pay” advisory votes on executive compensation be conducted every year.  The determination was based upon the premise that Named Executive Officer compensation is evaluated, adjusted and approved on an annual basis by the Board of Directors upon a recommendation from the Compensation Committee and the belief that investor sentiment should be a factor taken into consideration by the Compensation Committee in making its annual recommendation.

Although the Board of Directors recommends a “say-on-pay” vote every year, stockholders will be able to specify one of four choices for this proposal on the proxy card: 1 year, 2 years, 3 years or abstain. Stockholders are not voting to approve or disapprove of the Board of Directors’ recommendation.

Although this advisory vote regarding the frequency of “say-on-pay” votes is non-binding on the Board of Directors, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future “say-on-pay” stockholder advisory votes.

Unless otherwise instructed, validly executed proxies will be voted “FOR” the 1 Year frequency option.

The Board of Directors unanimously recommends that you vote “FOR” the 1 Year frequency option.

PROPOSAL 5 — APPROVAL OF THE NORTHWEST BANCSHARES, INC.
2011 EQUITY INCENTIVE PLAN

Our Board of Directors has adopted, subject to stockholder approval, the Northwest Bancshares, Inc. 2011 Equity Incentive Plan (the “Plan”), to provide officers, employees and directors of Northwest Bancshares, Inc. and our subsidiaries, including Northwest Savings Bank with additional incentives to promote our growth and performance. Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs.  By approving the Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock.

The following is a summary of the material features of the Plan, which is qualified in its entirety by reference to the provisions of the Plan, attached hereto as Appendix A.

General

Subject to permitted adjustments for certain corporate transactions, the Plan authorizes the issuance to participants of up to 9,821,816 shares of our common stock pursuant to grants of restricted stock awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 7,015,583 (all of which may be granted as incentive stock options), and the maximum number of shares of stock that may be issued as restricted stock awards is 2,806,233.

The Plan will be administered by the members of our Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the Plan.  The Committee has the authority and discretion to select the persons who will receive awards; to establish the terms and conditions relating to each award; to adopt rules and regulations relating to the Plan; and to interpret the Plan.  The Plan also permits the Committee to delegate all or any portion of its responsibilities and powers to any one or more of its members or to a committee or to one or more members of the Board of Directors who are not “outside directors” the authority to grant certain awards.

The Plan may be funded with authorized but unissued shares or with shares repurchased in open market transactions.  Depending on market and financial conditions at the time of the establishment and implementation of the Plan, we expect to fund awards under the Plan with shares repurchased in open market transactions.

Eligibility

Employees and directors of Northwest Bancshares, Inc., Northwest Savings Bank or any of our other subsidiaries are eligible to receive awards under the Plan, except that non-employees may not be granted incentive stock options.

Types of Awards

The Committee may determine the type and terms and conditions of awards under the Plan, which shall be set forth in an award agreement delivered to each participant.  Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee; provided, however, that unless the Committee specifies a different vesting rate, no awards shall vest more rapidly than 20% per year over a five-year period commencing on the date of grant.  Awards may be granted in a combination of incentive and non-qualified stock options or restricted stock.

Stock Options. A stock option is the right to purchase shares of common stock at a specified price for a specified period of time.  Under the Plan, the exercise price may generally not be less than the fair market value of the closing price of a share of our common stock on the last business day immediately before the date the stock option is granted.  Further, the Committee may not grant a stock option with a term that is longer than 10 years.

Stock options are either “incentive” stock options or “non-qualified” stock options.  Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only officers and employees are eligible to receive incentive stock options.  Outside directors may only receive non-qualified stock options under the Plan.  Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise in cash or by such other means as the Committee may from time to time permit, including: (i) by personal, certified or cashiers check, (ii) by tendering, either actually or constructively, stock of Northwest Bancshares, Inc. owned by the participant in satisfaction of the exercise price, (iii) by a “cashless exercise” through a third party, or (iv) by a combination of the foregoing.  The total number of shares that may be acquired upon the exercise of a stock option will be rounded down to the nearest whole share.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law.  Restricted stock awards may be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Committee as set forth in the Plan or the award agreement.  Prior to their vesting, unless otherwise determined by the Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award and receive any dividends and distributions with respect to the common stock.

Prohibition Against Repricing of Options. The Plan provides that neither the Committee nor the Board is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted.

Limitation on Awards Under the Plan

The maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 7,015,583 (all of which may be granted as incentive stock options), and the maximum number of shares of stock that may be issued as restricted stock awards is 2,806,233.

To the extent any shares of stock covered by an award (including restricted stock awards) under the Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.  To the extent (i) a stock option is exercised by using an actual or constructive exchange of shares to pay the exercise price, or (ii) shares of stock covered by an award are withheld to satisfy withholding taxes upon exercise or vesting of the award, the number of shares of stock available shall be reduced by the gross number of stock options exercised rather than the net number of shares of stock issued.

In the event of a corporate transaction involving our stock (including, without limitation, any stock dividend, stock split or other special and nonrecurring dividend or distribution, recapitalization, reorganization, merger, consolidation, spin-off, combination or exchange of shares), the Committee will, in an equitable manner, adjust any or all of the number and kind of securities deemed to be available for grants of stock options and restricted stock, the number and kind of securities that may be delivered or deliverable in respect of outstanding stock options and restricted stock and the exercise price of stock options.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, stock options and restricted stock.

Performance Features

General.  A federal income tax deduction is generally unavailable for annual compensation in excess of $1.0 million that we pay to our chief executive officer or three other most highly compensated officers (other than our chief financial officer).  However, amounts that constitute “performance-based compensation” (as that term is used in section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit.  The Plan is designed so that stock options will be considered performance-based compensation.  The Committee may designate whether any restricted stock awards granted to any participant are intended to be performance-based compensation. Any restricted stock awards designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: book value; basic earnings per share, basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; net income or net income before taxes; cash earnings; net interest income; non-interest income; general and administrative expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; individual performance evaluations, or any combination of the foregoing. Performance measures may be based on our performance as a whole or of any one or more of our subsidiaries or business units and may be measured relative to a peer group, an index or a business plan. The Committee may adjust performance measures in certain circumstances, provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation within the meaning of section 162(m) of the Internal Revenue Code, except to the extent the Committee exercises negative discretion as permitted under section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items.

Vesting of Awards

If the vesting of an award under the Plan is conditioned on the completion of a specified period of service without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement; subject to acceleration of vesting as determined by the Committee.

Change in Control

Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment following a change in control of Northwest Bancshares, Inc., all outstanding options then held by a participant will become fully exercisable and all restricted stock awards shall be fully earned and vested. For the purposes of the Plan, a change in control occurs when (a) Northwest Bancshares, Inc. or Northwest Savings Bank merges into or consolidates with another entity or merges another bank or corporation into Northwest Bancshares,

Inc. or Northwest Savings Bank, and as a result, less than a majority of the combined voting power of the resulting corporation is held by persons who were stockholders of the Northwest Bancshares, Inc. or Northwest Savings Bank before the merger or consolidation; (b) a person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of our or Northwest Savings Bank’s voting securities; (c) during any period of two consecutive years, individuals who constitute our or Northwest Savings Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of our or Northwest Savings Bank’s Board of Directors, provided that each director who is first elected by the board by a vote of at least two-thirds of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; (d) Northwest Bancshares, Inc. or Northwest Savings Bank sells to a third party all or substantially all of its assets.

In the event of a change in control, any performance measure attached to an award under the Plan shall be deemed satisfied as of the date of the change in control.

Forfeiture

The Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause; termination of services with Northwest Bancshares, Inc. or our affiliates or subsidiaries; any material violation of one or more of our policies; breach of noncompetition, confidentiality or other restrictive covenants that apply to the employee or director; or any other conduct that is detrimental to our business or reputation, or the business and/or reputation of our affiliates and/or our subsidiaries.

If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse us the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any participant reimburse us for all or any part of the amount of any payment in settlement of any award granted under the Plan.

Amendment and Termination

The Board of Directors may, at any time, amend or terminate the Plan or any award granted under the Plan, provided that, except as provided in the Plan, no amendment or termination may adversely impair the rights of a Participant or beneficiary under an award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the  Plan to materially increase the benefits accruing to participants under the plan, materially increase the aggregate number of securities that may be issued under the Plan (other than as provided in the Plan), or materially modify the requirements for participation in the Plan, without approval of stockholders. Notwithstanding the foregoing, the Committee may amend the Plan or any award agreement, to take effect retroactively or otherwise, to conform the Plan or the award agreement to current or future law or to avoid an accounting treatment resulting from an accounting pronouncement or interpretation issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect our financial condition or results of operations.

Duration of Plan

The Plan will become effective upon approval by the stockholders at this annual meeting.  The Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Plan on or after the 10-year anniversary of the effective date of the Plan.  At any time, the Board of Directors may terminate the Plan. However, any termination of the Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Northwest Bancshares, Inc., Northwest Savings Bank or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock. A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes.  Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes.  A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value.

Withholding of Taxes. We may withhold amounts from participants to satisfy withholding tax requirements.  Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude our tax deduction of that amount.

Deduction Limits.  Section 162(m) of the Internal Revenue Code generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year that we pay to our chief executive officer and our three other most highly compensated executives (excluding our chief financial officer) named in the summary compensation table (“covered employees”).  Restricted stock awards, other than performance-based restricted stock awards, and other awards that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation that we pay to the executive that is subject to the limit exceeds $1.0 million.  “Qualified performance-based compensation” is not subject to this limit and is fully deductible by us.  “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance.  Stock options available for award under the Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services.  Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

In the case of performance-based awards granted to a covered employee that are not distributed until after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible.  Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit.  The Plan is designed so that stock options and performance-based restricted stock awards that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit.  We expect that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards.  However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice. The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Plan. Participants should consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under FASB ASC Topic 718, we are required to recognize compensation expense on our income statement over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock).

Awards to be Granted

The Board of Directors adopted the Plan, and the Compensation Committee intends to meet promptly after stockholder approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors.  At the present time, no specific determination has been made as to the grant or allocation of awards.

Required Vote and Recommendation of the Board

In order to approve the Plan, the proposal must receive the affirmative vote of a majority of the votes cast at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE 2011 EQUITY INCENTIVE PLAN.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED
AT AN ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Northwest Bancshares, Inc.’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Northwest Bancshares, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Northwest Bancshares, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

Nothing in this Proxy Statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

The 2012 Annual Meeting of Stockholders is expected to be held April 18, 2012.  Accordingly, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be received by our Secretary no earlier than January 19, 2012 and no later than January 30, 2012.  If notice is received prior to January 19, 2012 or after January 30, 2012, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2012 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 100 Liberty Street,

Warren, Pennsylvania 16365, no later than November 14, 2011.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement.  However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Northwest Bancshares, Inc.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock.  In addition to solicitations by mail, our directors, officers and regular employees may solicit proxies personally, by telephone or other forms of communication without additional compensation.  Our Annual Report on Form 10-K for the year ended December 31, 2010 has been mailed or made available online to all stockholders of record as of February 28, 2011.  Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

We intend to deliver only one Annual Report on Form 10-K and Proxy Statement to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders.  If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

Shareholder Relations
Northwest Bancshares, Inc.
100 Liberty Street
P.O. Box 128
Warren, PA 16365-2353
Phone: (814) 728-7263
Fax: (814) 728-7128

Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING

The Notice and Proxy Statement, Annual Report on Form 10-K, Summary Annual Report and Proxy Card are available at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Gregory C. LaRocca
Executive Vice President and Corporate Secretary

Warren, Pennsylvania
March 11, 2011

APPENDIX A

NORTHWEST BANCSHARES, INC.

2011 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1         Purpose, Effective Date and Term.  The purpose of the Northwest Bancshares, Inc. 2011 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Northwest Bancshares, Inc. (the “Company”), and its Subsidiaries, including Northwest Savings Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders.  The “Effective Date” of the Plan shall be the date the Plan is approved by the Board and satisfies  the applicable stockholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2         Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3         Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4         Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1         General.  Any Award under the Plan may be granted singularly, or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)           Stock Options.  A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee.  Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the ten-year anniversary of the Effective Date; or (ii)  to a non-Employee.  Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO.  Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option.  In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).

(b)          Restricted Stock.  Restricted Stock means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

Section 2.2         Stock Options.

(a)           Grant of Stock Options.  Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; (iii) specify the vesting period or conditions to vesting; (iv) the Exercise Price; and (v) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.

(b)           Terms and Conditions.  A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder).  The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of an acquired entity.  The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including:  (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option; (iv) by personal, certified or cashiers’ check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof.  The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share.

Section 2.3         Restricted Stock.

(a)           Grant of Restricted Stock.  Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award;  (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee may, in its discretion, prescribe. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that shall be either: (x) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with Northwest Bancshares, Inc. dated [Date], made pursuant to the terms of the Northwest Bancshares, Inc. 2011 Equity Incentive Plan, copies of which are on file at the executive offices of Northwest Bancshares, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify.  Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.  In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards.  Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)           Terms and Conditions.   Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)         Dividends. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any dividends or distributions declared and paid with respect to shares of Stock subject to the Restricted Stock Award, other than a stock dividend consisting of shares of Stock, shall be immediately distributed to the Participant.  If the Committee determines to delay the distribution of dividends to a Participant until the vesting of an Award of Restricted Stock, the Committee shall cause the dividend (and any earnings thereon) to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests.  Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said stock dividends were derived.

(ii)        Voting Rights. Unless the Committee determines otherwise with respect to any vested or unvested Restricted Stock Award and specifies such determination in the relevant Award Agreement, voting rights appurtenant to the shares of Restricted Stock shall be exercised by the Participant in his or her discretion.

(iii)        Tender Offers and Merger Elections.  Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee.  If no such direction is given, then the shares of Restricted Stock shall not be tendered.

Section 2.4         Performance-Based Compensation. The vesting of any Restricted Stock Award under the Plan that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee.  The grant of any Award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of Code Section 162(m).

(a)           Performance Measures.  Such performance measures may be based on any one or more of the following:

(i)         book value per share;

(ii)        basic earnings per share;

(iii)       basic cash earnings per share;

(iv)       diluted earnings per share;

(v)        diluted cash earnings per share;

(vi)       net income or net income before taxes;

(vii)      cash earnings;

(viii)     net interest income;

(ix)        non-interest income;

(x)         general and administrative expense to average assets ratio;

(xi)        cash general and administrative expense to average assets ratio;

(xii)       efficiency ratio;

(xiii)      cash efficiency ratio;

(xiv)      return on average assets;

(xv)       cash return on average assets;

(xvi)      return on average stockholders' equity;

(xvii)     cash return on average stockholders' equity;

(xviii)    return on average tangible stockholders' equity;

(xix)      cash return on average tangible stockholders' equity;

(xx)       core earnings;

(xxi)      operating income;

(xxii)     operating efficiency ratio;

(xxiii)    net interest rate margin or net interest rate spread;

(xxiv)    growth in assets, loans, or deposits;

(xxv)     loan production volume;

(xxvi)    non-performing loans;

(xxvii)   cash flow;

(xxviii)  strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management;

(xxix)    individual performance evaluations; or

(xxx)     any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures.  In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement:  (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions.  To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)           Adjustments.  Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m).  If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may adjust, change or eliminate the performance measures or change the applicable performance period.

Section 2.5         Vesting of Awards.  (a)  The Committee shall specify the vesting schedule or conditions of each Award.  Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, Awards under the Plan shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting on the date of grant.  If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee, including in the event of the Participant’s death, Disability, Retirement or Involuntary Termination of Employment following a Change in Control).  Unless otherwise provided by the Committee, Service as a director emeritus or advisory director shall constitute Service for purposes of vesting.

(b)           Notwithstanding anything in the Plan to the contrary, to the extent permitted by applicable law or regulations, or pursuant to an applicable regulatory waiver, the Committee may determine that all Stock Options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option) and all Restricted Stock Awards shall be fully earned and vested immediately.

Section 2.6         Deferred Compensation.  If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A.  Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A.  A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action.  Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.7         Prohibition Against Option Repricing.  Except for adjustments pursuant to Section 3.3, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value) or replacement grants, or other means.

Section 2.8.        Effect of Termination of Service on Awards. The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award or the Plan and, in

so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award.   Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:

(a)           Upon a Participant’s Termination of Service for any reason other than Disability, death, Retirement or termination for Cause, Stock Options shall be exercisable only as to those Stock Options that were vested at the date of termination and such Stock Options may be exercised only for a period of the lesser of (i) three months following termination or (ii) the remaining term of the award.  Any unvested Restricted Stock as of the date of such Termination of Service shall be forfeited.

(b)           In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised (whether vested or unvested) and all unvested Restricted Stock granted to a Participant shall be forfeited.

(c)           Upon Termination of Service for reason of Disability, death or Retirement, all Restricted Stock shall become vested and all Stock Options shall become vested, whether or not then exercisable.  Such Stock Options may be exercised for the remaining term of the award in the event of a Termination of Service due to death, Disability or Retirement; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement or one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service.

(d)           Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.

(e)           Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting/exercisability of Stock Options and Restricted Stock is as set forth in Article 4.

ARTICLE 3 - SHARES SUBJECT TO PLAN

Section 3.1         Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.

Section 3.2         Share Limitations.

(a)           Share Reserve.  Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Nine Million Eight Hundred Twenty-One Thousand Eight Hundred and Sixteen (9,821,816) shares of Stock.  The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is Seven Million Fifteen Thousand Five Hundred and Eighty-Three (7,015,583) shares of Stock.  The maximum number of shares of Stock that may be issued as Restricted Stock Awards is Two Million Eight Hundred Six Thousand Two Hundred and Thirty-Three (2,806,233) shares of Stock.  The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.3.

(b)           Computation of Shares Available.  For purposes of this Section 3.2 and in connection with the granting of a Stock Option or Restricted Stock, the number of shares of Stock available for the granting of additional Stock Options and Restricted Stock shall be reduced by the number of shares of Stock in respect of which the Stock Option or Restricted Stock is granted or denominated.  To the extent any shares of Stock covered by an Award (including Restricted Stock) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.  To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.

(c)           Limitations on Option Grants to Employees.  The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options granted to any one Employee Participant under the Plan shall be one-million, seven-hundred and fifty-four thousand (1,754,000) shares, all of which may be granted during any calendar year.

Section 3.3         Corporate Transactions.

(a)           General. In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options  and Restricted Stock in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options and Restricted Stock, and (iii) the Exercise Price of Stock Options.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options and Restricted Stock (including, without limitation, cancellation of Stock Options and Restricted Stock in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options and Restricted Stock using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

(b)           Merger in which Company is Not Surviving Entity. In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.

Section 3.4         Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)           Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the

Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)           Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1         Consequence of a Change in Control.  Subject to the provisions of Section 2.5 (relating to vesting and acceleration) and Section 3.3 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee:

(a)           At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Stock Options then held by the Participant shall become fully exercisable (subject to the expiration provisions otherwise applicable to the Stock Option).

(b)           At the time of an Involuntary Termination of Employment (as defined in Section 8.1) (or, as to a Director, Termination of Service as a Director) following a Change in Control, all Awards of Restricted Stock described in Section 2.1(b) shall be fully earned and vested immediately.  Notwithstanding the above, any Awards the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.

(c)           In the event of a Change in Control, any performance measure attached to an Award under the Plan shall be deemed satisfied as of the date of the Change in Control.

Section 4.2         Definition of Change in Control.  For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:

(a)           Merger:  The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)           Acquisition of Significant Share Ownership:  There is filed, or is required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s voting securities; provided, however, this clause (ii) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c)           Change in Board Composition:  During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders or corporators) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(d)           Sale of Assets:  The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.  In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1         Administration. The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members.  If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members.  Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award.  The Board (or those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which the Company lists its securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2         Powers of Committee.  The administration of the Plan by the Committee shall be subject to the following:

(a)           the Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6) to cancel or suspend Awards and to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award.

(b)           The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)           The Committee will have the authority to define terms not otherwise defined herein.

(d)           Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)           In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3         Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including:  (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act.   The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted.  Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4         Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5         Committee Action.   The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1         General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.3 and Section 6.2) may cause the Award to violate Code Section 409A, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.3, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2         Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the Securities and Exchange Commission or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company.  By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1         No Implied Rights.

(a)           No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)           No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)           No Rights as a Stockholder.  Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2         Transferability.  Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer.  The Committee shall have the discretion to permit the transfer of Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Awards of Restricted Stock shall not be transferable prior to the time that such Awards become vested.

Section 7.3         Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”).  Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4         Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5         Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant.  A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6         Form and Time of Elections.  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7         Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8         Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option settled in stock, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding.  Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 (formerly, FAS 123R) is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9         Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10      Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11      Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12      No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13       Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws, except as superseded by applicable federal law.  The federal and state courts located in the Commonwealth of Pennsylvania, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan.  By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14       Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer.  The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15      Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16      Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office.  Such notices, demands, claims and other communications shall be deemed given:

(a)           in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)           in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or

(c)           in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service.  Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Manager of Human Resources and to the Corporate Secretary.

Section 7.17      Forfeiture Events.

(a)           The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provisions of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1         In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)           “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

(b)           “Award” means any Stock Option, Restricted Stock or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)           “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan.  Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)           “Board” means the Board of Directors of the Company.

(e)           If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement.  In the absence of such a definition, “Cause” means (i) the conviction of the Participant of a felony or of any lesser criminal offense involving moral turpitude; (ii) the willful commission by the Participant of a criminal or other act that, in the judgment of the Board, will likely cause substantial economic damage to the Company or any Subsidiary or substantial injury to the business reputation of the Company or any Subsidiary; (iii) the commission by the Participant of an act of fraud in the performance of his duties on behalf of the Company or any Subsidiary; (iv) the continuing willful failure of the Participant to perform his duties to the Company or any Subsidiary (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness) after written notice thereof; or (v) an order of a federal or state regulatory agency or a court of competent jurisdiction requiring the termination of the Participant’s Service with the Company.

(f)           “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)           “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)           “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)           “Committee” means the Committee acting under Article 5.

(j)           “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k)           “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(l)            If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement.  In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan.  To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant:  (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the Company’s Employees.  Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)         “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company; (d) does not receive remuneration from the Company or a Subsidiary, either directly or indirectly, in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any national securities exchange on which the Company lists or seeks to list its securities.

(n)          “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(o)          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)          “Excluded Transaction” means a plan of reorganization, merger, consolidation or similar transaction that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving corporation or any parent thereof) at least 50% of the combined voting power of the Voting Securities of the entity surviving the plan of reorganization, merger, consolidation or similar transaction (or the parent of such surviving entity) immediately after such plan of reorganization, merger, consolidation or similar transaction.

(q)          “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.

(r)           “Fair Market Value” means, with respect to a share of Stock on a specified date:

(I)         for purposes of setting the Exercise Price, the final reported sales price on the day prior to such date (or if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the principal consolidated reporting system with respect to securities listed or admitted to trading on the principal United States securities exchange on which the shares of Stock are listed or admitted to trading, as of the close of the market in New York City and without regard to after-hours trading activity; or

(II)        if the shares of Stock are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a share of Stock on the day prior to such date, as of the close of the market in New York City and without regard to after-hours trading activity, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

(III)       if (I) and (II) are not applicable, the Fair Market Value of a share of Stock as the Committee may determine in good faith and in accordance with Code Section 422 and the applicable requirements of Code Section 409A and the regulations promulgated thereunder.

(IV)       For purposes of the exercise of a Stock Option through the exchange of Stock, Fair Market Value on such date shall be the date a notice of exercise is received by the Company, or if not a day on which the market is open, the next day that it is open.

(s)          A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events following a Change in Control: (a) the failure of the Company or Subsidiary to appoint or re-appoint or elect or re-elect the Employee Participant to the position(s) with the Company or Subsidiary held immediately prior to the Change in Control; (b) a material change in the functions, duties or responsibilities of the Employee Participant compared to those functions, duties or responsibilities in effect immediately prior to the Change in Control; (c) any reduction of the rate of the Employee Participant’s base salary in effect immediately prior to the Change in Control; (d) any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Employee Participant’s compensation as and when due; (e) any change in the terms and conditions of any compensation or benefit program in which the Employee Participant participated immediately prior to the Change in Control which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package; or (f) a change in the Employee Participant’s principal place of employment, without his consent, to a place that is both more than twenty-five (25) miles away from the Employee Participant’s principal residence and more than fifteen (15) miles away from the location of the Employee Participant’s principal executive office prior to the Change in Control.

(t)           “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.

(u)          “Incumbent Directors” means:

(I)         the individuals who, on the date hereof, constitute the Board; and

(II)        any new Director whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended: (a) by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such approval or recommendation; or (b) by a Nominating Committee of the Board whose members were appointed by the vote of at least two-thirds (2/3) of the Whole Board, with at least two-thirds of the Incumbent Directors then in office voting in favor of such appointments

(v)          “Involuntary Termination of Employment” means the Termination of Service by the Company or Subsidiary (other than a termination for Cause) or termination of employment by a Participant Employee for Good Reason.

(w)         “ISO” has the meaning ascribed to it in Section 2.1(a).

(x)          “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.

(y)          “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(z)           “Restricted Stock” has the meaning ascribed to it in Section 2.3.

(aa)         “Retirement” means, unless otherwise specified in an Award Agreement, voluntary termination of employment as an Employee on or after attaining age 65 or voluntary termination as a Director on or after attaining age 72.  If an individual is both an Employee and a Director, “Retirement” means voluntary termination from employment on or after attaining age 65.

(bb)        “SEC” means the United States Securities and Exchange Commission.

(cc)         “Securities Act” means the Securities Act of 1933, as amended from time to time.

(dd)        “Service” means service as an Employee, service provider, or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director.

(ee)         “Stock” means the common stock of the Company, $0.01 par value per share.

(ff)          “Stock Option” means an ISO or a Non-Qualified Option.

(gg)        “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(hh)        “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(I)         The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(II)        The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract.  For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary.  If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period.  For purposes of this sub-section (ll), to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(III)       If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(IV)       A service provider whose Services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose Services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides Services requested by the Company or any Subsidiary (as determined by the Committee).

(V)        Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section (ii), the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred.  In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii).  For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service.  If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(VI)       With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director.

(ii)          “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

(jj)          “Whole Board” means the total number of Directors that the Company would have if there were no vacancies on the Board at the time the relevant action or matter is presented to the Board for approval.

Section 8.2         In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)          actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)          references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)          in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)          references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)          indications of time of day mean Eastern Standard time;

(f)           “including” means “including, but not limited to”;

(g)          all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)          all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)           the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)          any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)          all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 19, 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 19, 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M30496-P05990-Z54720-Z54718 KEEP THIS PORTION FOR YOUR RECORDS

THIS REVOCABLE PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NORTHWEST BANCSHARES, INC.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. The election as directors of all nominees listed below (except as marked to the contray at the right).	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:
01) William J. Wagner
02) A. Paul King
03) Sonia M. Probst

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
5. The approval of the Northwest Bancshares, Inc. 2011 Equity Incentive Plan.	☐	☐	☐

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of the Meeting, a Proxy Statement dated March 11, 2011 and audited financial statements.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. In the case of joint owners, only one signature is required. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] ____ Date ____

Signature (Joint Owners) ____ Date ____

M30497-P05990-Z54720-Z54718

REVOCABLE PROXY

NORTHWEST BANCSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 20, 2011

The signer(s), on the reverse side hereby appoint(s) the official proxy committee consisting of the entire Board of Directors with full powers of substitution, to act as attorneys and proxies, to vote all shares of Common Stock of the Company which the signer(s) is/are entitled to vote at the 2011 Annual Meeting of Stockholders ("Meeting") to be held on April 20, 2011 at The Struthers Library Theatre, located at 302 W. Third Avenue, Warren, Pennsylvania, at 11:00 a.m. The official proxy committee is authorized to cast all votes to which the signer(s) is/are entitled as indicated on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ON THE REVERSE SIDE AND FOR THE 1 YEAR FREQUENCY OPTION. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the signer(s) be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)